SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 28, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of NetScout Systems, Inc. on Tuesday, September 22, 2015 at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts (the “Annual Meeting”). This will be NetScout’s first annual meeting of stockholders since completing in July 2015 its $2.3 billion strategic acquisition of Danaher’s communications business, comprising Tektronix Communications, Arbor Networks, and certain parts of Fluke Networks. We believe this transformative acquisition is highly compelling strategically, operationally, and financially, and will create stockholder value well in excess of what NetScout could achieve on its own.

At the Annual Meeting, you will be asked to:

1.	elect three directors nominated by our board of directors;

2.	approve the amendment and restatement of our 2007 Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 8,500,000 shares and make certain other changes as described in Proposal 2;

3.	ratify the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending March 31, 2016; and

4.	approve, on an advisory basis, the compensation of our named executive officers.

The accompanying proxy statement describes these matters in more detail.

It is important that your shares be voted whether or not you attend the meeting. Please follow the voting instructions on the Notice of Internet Availability of Proxy Materials that you received. If you received a proxy card or voting instruction form, please complete the proxy card or voting instruction form promptly. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your voting instruction form. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. We appreciate your cooperation.

Very truly yours,

Anil K. Singhal

Chairman, President, and Chief Executive Officer

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To be held September 22, 2015

To the Stockholders of NetScout Systems, Inc.:

The 2015 Annual Meeting of Stockholders of NetScout Systems, Inc. (the “Annual Meeting”) will be held on Tuesday, September 22, 2015, at 10:00 a.m. at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, for the following purposes:

1.	To elect three Class I directors nominated by our board of directors to serve for a three-year term or until their successors are elected and qualified.

2.	To approve the amendment and restatement of our 2007 Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 8,500,000 shares and make certain other changes as described in Proposal 2.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement, in accordance with Securities and Exchange Commission rules.

5.	To consider other business properly brought before the meeting or any adjournment.

Stockholders of record at the close of business on July 24, 2015, the record date for determining stockholders entitled to vote at the Annual Meeting, will be entitled to vote at the meeting and any adjournments.

To provide faster access, minimize cost, and reduce waste, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2015, or the 2015 Annual Report. Stockholders who have requested a paper copy of our proxy materials will continue to receive them by mail. The Notice contains instructions on how to access those documents over the internet and how to request a paper copy of this proxy statement, our 2015 Annual Report, and a form of proxy card or voting instruction card.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting you are urged to complete, sign, date, and return the proxy card mailed or made available to you or vote over the telephone or the internet as instructed in these materials so that your shares can be voted at the Annual Meeting in accordance with your instructions. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by phone—please refer to your Notice. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing.

Notice regarding the availability of proxy materials for the Annual Meeting to be held on September 22, 2015. Our proxy statement, the proxy card, and NetScout’s Annual Report to Stockholders for the fiscal year ended March 31, 2015 are all available free of charge as described in the attached materials.

By Order of the Board of Directors,

Anil K. Singhal

Chairman, President, and Chief Executive Officer

Westford, Massachusetts

July 28, 2015

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

PROXY STATEMENT

July 28, 2015

Questions and Answers about these Proxy Materials and Voting

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	elect three Class I directors nominated by our Board to serve for a three-year term or until their successors are elected and qualified;

•	approve the amendment and restatement of the NetScout Systems, Inc. 2007 Equity Incentive Plan (“2007 Plan”) to increase the number of shares of our common stock authorized for issuance thereunder by 8,500,000 shares and make certain other changes as described in Proposal 2;

•	ratify the selection of PricewaterhouseCoopers LLP as our an independent registered public accounting firm for the fiscal year ending March 31, 2016;

•	obtain advisory approval of the compensation of our Named Executive Officers (as defined herein), as disclosed in this proxy statement in accordance with SEC rules; and

•	conduct other business that properly comes before the Annual Meeting or any adjournment.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We intend to mail the Notice of Internet Availability of Proxy Materials, or the Notice, on or about July 28, 2015 to all stockholders of record entitled to vote at the 2015 Annual Meeting of Stockholders of NetScout Systems, Inc., or the Annual Meeting, and will make available the proxy statement and form of proxy to stockholders on such date. Unless the context suggests otherwise, references in this proxy statement to “NetScout,” the “Company, “we,” “us,” and “our” refer to NetScout Systems, Inc. and, where appropriate, its subsidiaries. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Stockholders and further described below.

We are providing access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board of Directors, or the Board, of NetScout Systems, Inc., a Delaware corporation, is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The proxy materials include the proxy statement, form of proxy, and our Annual Report to Stockholders for the fiscal year ended March 31, 2015, which contains financial statements for the fiscal year ended March 31, 2015.

You are invited to attend the Annual Meeting on Tuesday, September 22, 2015 at 10:00 a.m. local time at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the nominees to our Board, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016, “FOR” approval of the amendment and restatement of the 2007 Plan to increase the number of shares of our common stock authorized for issuance thereunder by 8,500,000 shares and make certain other changes as described in Proposal 2, and “FOR” approval, on an advisory basis, of the compensation of our Named Executive Officers.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after August 7, 2015.

Who can vote?

Stockholders of record as of July 24, 2015, or the Record Date, may vote. As of the Record Date, 102,321,441 shares of our common stock were issued and outstanding. Holders of common stock are entitled to one vote per share on proposals presented at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services (formerly BNY Mellon Shareowner Services LLC), you are considered a “stockholder of record” of those shares.

If your shares are held in an account at a bank, broker, or other intermediary, you are not a stockholder of record but instead are a “beneficial owner” of shares held in “street name,” in which case the intermediary would be considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker, or other intermediary, which we collectively refer to as your “Broker,” to vote the shares held in your account.

“Non-routine” matters are matters that may substantially affect stockholder rights, such as mergers, stockholder proposals, and the election of directors. Under securities rules, your Broker is not permitted to vote for non-routine matters without receiving instructions from you.

At the Annual Meeting, the director proposal, equity plan proposal, and the “say-on-pay” proposal are non-routine, and we therefore encourage you to provide specific voting instructions to your Broker. The only routine matter included in this Proxy Statement is the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

How do I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy over the phone, through the internet, or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on September 21, 2015 to be counted.

•	To vote through the internet, go to www.edocumentview.com/NTCT to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on September 21, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your Broker, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your Broker.

Our Board named Anil K. Singhal and Jean Bua as attorneys-in-fact in the proxies. If your proxy has been properly executed and returned in time to be counted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your voting instructions. If you have returned a signed proxy but have not indicated your vote, your proxy will be voted “FOR” the nominees to our Board, “FOR” the equity proposal, “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016, and “FOR” the advisory approval of the compensation of our Named Executive Officers. Our Board knows of no other matters to be presented at the Annual Meeting. For other matters that may properly come before the Annual Meeting, the attorneys-in-fact will use their judgment in voting your shares.

May I change or revoke my proxy?

You may revoke your proxy before it is voted at the Annual Meeting. If you are a stockholder of record, you may do so by (1) filing a written notice of revocation (dated after the original proxy) with the Secretary of NetScout before the vote at the Annual Meeting, (2) completing a later-dated proxy, including by internet or phone, and delivering it to the Secretary of NetScout before the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person. You should send any written notice of revocation, to be delivered before the Annual Meeting, to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary. If you hold shares through a Broker, you must contact that Broker directly to revoke any prior voting instructions.

How is a quorum determined?

A quorum of stockholders is necessary to conduct any business at the Annual Meeting. A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were 102,321,441 shares outstanding and entitled to vote.

To determine a quorum, we include votes withheld from any nominee, abstentions, and broker “non-votes.” Broker “non-votes” occur when a beneficial owner does not give instructions to the Broker how to vote on matters deemed “non-routine.” As discussed above, if the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. Your shares will be counted towards the quorum only if you submit a valid proxy or one is submitted on your behalf by your Broker or if you vote in person at the meeting. If there is no quorum, the meeting may adjourn to another date.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Election of Directors: At the Annual Meeting there are three director nominees. The nominees to serve as Class I directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either “FOR” the nominee or “WITHHOLD” your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokers do not have authority to vote beneficial owners’ unvoted shares for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. Such broker non-votes will have no effect on the results of this vote. If the nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, such nominee will submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our majority vote policy as discussed in more detail in the Majority Vote Policy section of this proxy statement.

Proposal 2: Approval of the Amendment and Restatement of the 2007 Plan to Increase the Number of Shares of our Common Stock Authorized for Issuance Thereunder by 8,500,000 Shares and Make Certain Other Changes as Described in Proposal 2: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to approve the amendment and restatement of the 2007 Plan to increase the number of shares of our common stock authorized for issuance thereunder by 8,500,000 shares and make certain other changes as described in Proposal 2. Abstentions will not be counted towards the vote total and will have no effect on the results of this vote. Brokers do not have authority to vote beneficial owners’ unvoted shares on this proposal. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016. Abstentions will not be counted towards the vote total and will have no effect on the results of this vote. Brokers have authority to vote beneficial owners’ unvoted shares on this proposal. If a Broker does not exercise this authority, such Broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2016, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

Proposal 4: Advisory Vote on Executive Compensation: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to approve the advisory vote on the compensation of our Named Executive Officers. Abstentions will not be counted towards the vote total and will have no effect on the results of this vote. Brokers do not have authority to vote beneficial owners’ unvoted shares on this proposal. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. Such broker non-votes will have no effect on the results of this vote.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary and must be received by us no later than March 30, 2016. We suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to submit a proposal for next year’s annual meeting that is not to be included in next year’s proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary, and such proposal or nomination must be received by us no earlier than the close of business of May 25, 2016 and no later than the close of business of June 24, 2016 and must satisfy the requirements described below under “Stockholder Recommendations for Nominees as Directors and the Proposal of Other Business.” If the date of next year’s Annual Meeting is advanced by more than 30 days or delayed by more than 60 days after the anniversary of our annual meeting with respect to the year ended March 31, 2015, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 90th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 60th day prior to such advanced or delayed annual meeting date or (ii) the 10th day following the day on which the first public announcement of the meeting date is first made by us. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Householding of Annual Meeting Materials

Some Brokers may be “householding” our proxy materials. This means that only one copy of the Notice may have been sent to multiple stockholders in your household. We will deliver a separate copy to you if you call or write us at our principal executive offices, 310 Littleton Road, Westford Massachusetts 01886, Attn: Investor Relations, telephone: (978) 614-4000. If you want to receive separate copies of the Notice in the future or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your Broker, or you may contact us.

PROPOSAL 1

ELECTION OF DIRECTORS

The following table sets forth the current directors and the nominees to be elected at the Annual Meeting:

Nominee or Director’s Name and Year First Became Director	Positions with NetScout	Year Term Will Expire	Class
Nominees:
Victor A. DeMarines (2004)	Director	2015	I
Vincent J. Mullarkey (2000)	Director	2015	I
James A. Lico (2015)	Director	2015	I

Continuing Directors:
Anil K. Singhal (1984)	Chairman, President, and Chief Executive Officer	2016	II
John R. Egan (2000)	Director	2016	II
Robert E. Donahue (2013)	Director	2016	II
Joseph G. Hadzima, Jr. (1998)	Director	2017	III
Christopher Perretta (2014)	Director	2017	III

The Nominees for Class I Director are Messrs. DeMarines, Mullarkey and Lico

Messrs. DeMarines, Mullarkey and Lico are Class I directors whose terms expire at the Annual Meeting and who are nominees for re-election for terms that would expire upon the election and qualification of directors at the annual meeting to be held in 2018. Under the Agreement and Plan of Merger and Reorganization, dated October 12, 2014 (“Merger Agreement”) by and among the Company, Danaher Corporation (“Danaher”) and certain subsidiaries of the Company and Danaher, the Company agreed to appoint to the Company’s Board one individual designated by Danaher, effective on the closing date of the merger, which was July 14, 2015. Danaher designated, and the Board elected, James A. Lico as a new director. The Merger Agreement requires that, subject to the Board’s fiduciary duties, the Board propose Mr. Lico as a director nominee for election to the Board at the Annual Meeting, to serve until the Company’s 2018 meeting of stockholders and until his successor is duly elected and qualified.

Continuing Directors

The Board is also composed of three Class II directors, Messrs. Singhal, Egan, and Donahue, whose terms expire in 2016, and two Class III directors, Messrs. Hadzima and Perretta, whose terms expire in 2017.

As of the Record Date, the size of the Board is fixed at eight members. NetScout’s by-laws and certificate of incorporation divide the Board into three classes. The members of each class of directors serve for staggered three-year terms.

Proposal and Recommendation

Our Board has nominated and recommended that Messrs. DeMarines, Mullarkey, and Lico be re-elected as a Class I directors, to hold office until the annual meeting to be held in the year 2018 or until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board knows of no reason why the nominee would be unable or unwilling to serve, but if the nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

NOMINEES FOR DIRECTOR.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2007 PLAN

Introduction

The 2007 Plan was originally approved by our stockholders on September 12, 2007. The 2007 Plan was subsequently amended and restated by our Board and such amendment and restatement was approved by our stockholders on September 7, 2011. On July 6, 2015, our Board approved an amendment and restatement of the 2007 Plan, or the Amended 2007 Plan, subject to the approval of our stockholders.

Approval of the Amended 2007 Plan by our stockholders will allow us to continue to grant restricted stock unit, or RSU, awards and other equity awards at levels determined appropriate by our Board or Compensation Committee.

Material Changes

Our Board is requesting stockholder approval of the Amended 2007 Plan to make the following material changes:

•	increase the aggregate number of shares of our common stock authorized for issuance under the Amended 2007 Plan by 8,500,000 shares (from 10,156,693 shares under the 2007 Plan to 18,656,693 shares under the Amended 2007 Plan), subject to adjustment for certain changes in our capitalization; and

•	extend the term of the Amended 2007 Plan to July 5, 2025 (from September 11, 2017 under the 2007 Plan), which is the date immediately preceding the ten-year anniversary of the date the Amended 2007 Plan was approved by our Board.

Why We Are Requesting Additional Shares Now

We compete to attract and retain talented employees and other service providers at all levels, and equity awards, as at many technology companies, are a critical component of our compensation philosophy and our annual compensation structure. Having the ability to grant equity awards is essential for us to be able to attract, motivate and retain a talented workforce. In addition, our recent acquisition of the communications business of Danaher Corporation, or the Danaher Communications Business, was a transformative transaction that has significantly increased our workforce (from approximately 1,000 employees to approximately 3,200 employees) and has resulted in a need to have a sufficient number of shares to provide equity awards to our employees who will help lead us through the integration and our continued growth.

As of July 24, 2015, there were 5,746,585 shares remaining available for grant under the 2007 Plan. If we exhaust our remaining share reserve, we will be limited in our ability to grant equity awards to our new and existing employees, which would significantly hamper our efforts to provide a competitive pay package to such individuals. Therefore, we believe that approval of this Proposal 2 is in the best interest of our stockholders and NetScout.

Our last share increase request for the 2007 Plan, which was approved by our stockholders, was in 2011. We believe that this new share increase request will provide us with a sufficient number of shares to enable us to grant equity awards to our employees, directors, and consultants for approximately three years.

While we recognize that equity awards may have a dilutive impact on existing stockholders, we believe that we have managed our existing share reserve carefully, and that our current level of dilution and “burn rate” is reasonable and in line with those of our peer companies, as demonstrated in the tables below.

Why You Should Vote for the Amended 2007 Plan

We Manage Our Equity Award Use Carefully and Dilution Is Reasonable

The following table provides certain additional information regarding our equity incentive program.

As of July 24, 2015 (Record Date)
Total number of shares of common stock subject to outstanding stock options	0
Total number of shares of common stock subject to outstanding full value awards	1,884,481
Total number of shares of common stock available for grant under the 2007 Plan	5,746,585
Total number of shares of common stock available for grant under other equity incentive plans	0
Total number of shares of common stock outstanding	102,321,441
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$38.04

Our Burn Rate Is Reasonable

The following table provides detailed information regarding the activity related to the 2007 Plan for our last three fiscal years. Our only equity incentive plan is the 2007 Plan.

	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2015
Total number of shares of common stock subject to stock options granted	0	0	0
Total number of shares of common stock subject to full value awards granted	764,893	602,359	1,009,770	(1)
Weighted-average number of shares of common stock outstanding	41,665,000	41,366,000	41,105,000
Burn Rate	1.8%	1.5%	2.5%

(1)	Includes approximately 200,000 shares that were subject to a Company-wide grant made in recognition of the Company’s 30th anniversary. In recognition of the Company’s 30th anniversary, each employee received an RSU award of 200 shares, except for Mr. Singhal and except for China-based employees who were given cash equivalents. The anniversary grants are subject to our normal four-year vesting schedule.

The Amended 2007 Plan Combines Compensation and Corporate Governance Best Practices

The Amended 2007 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including the following:

•	Repricing is not allowed. The Amended 2007 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Amended 2007 Plan without prior stockholder approval.

•	Stockholder approval is required for additional shares. The Amended 2007 Plan does not contain an annual “evergreen” provision. The Amended 2007 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•	Limit on full value awards. The Amended 2007 Plan limits the number of shares available for full value awards (i.e., any award other than a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant) by providing that each share issued pursuant to a full value award reduces the number of shares available for grant under the Amended 2007 Plan by two shares. We provide this limit to reflect the greater grant date value of full value award shares as compared to stock options and stock appreciation rights, and we believe this ratio appropriately reflects the difference in value.

•	No liberal share counting of appreciation awards. The following shares will not become available again for issuance under the Amended 2007 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an appreciation award (i.e., a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant); (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an appreciation award; and (iii) shares repurchased by us on the open market with the proceeds of the exercise or strike price of an appreciation award.

•	No single trigger accelerated vesting upon change in control. The Amended 2007 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•	No liberal change in control definition. The definition of an “Acquisition” in the Amended 2007 Plan requires the consummation of an actual transaction in order for the acquisition provisions in the Amended 2007 Plan to be triggered.

•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2007 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

Forecasted Utilization Rates

In evaluating whether to approve the Amended 2007 Plan, our Board reviewed certain forecasts of restricted stock unit awards for grant under the 2007 Plan. Management presented the forecasts below for the periods indicated. As set out below, using assumptions drawn from historic use and including the significant expansion of the number of employees that became part of the Company in connection with the acquisition of the Danaher Communications Business, and applying historic rates of grant to the new employees, the Company’s management projects to grant restricted stock unit awards under the 2007 Plan during the current fiscal year such that an insufficient number of shares would remain available under the 2007 Plan for Company-wide grants to eligible employees.

Projected Equity Use

(three-year model, with assumptions)

	Year 1 ending March 31, 2016	Year 2 ending March 31, 2017	Year 3 ending March 31, 2018
Shares Available for Grant (as of March 31 of prior year)	5,682,319	2,596,447	-2,570,643
Annual Grants (Non-Danaher Communications Business-Related, i.e., historic NetScout employees)	725,000	761,250	799,313
Danaher Communications Business-Related Grants (i.e., historic Danaher Communications Business employees)	690,200	1,541,110	1,618,166
Other (typically used for new hires, promotions, new employees as part of an acquisition, etc.)	127,736	281,185	334,881
Total Shares Projected to be Granted	1,542,936	2,583,545	2,752,360
Total Share Reserve Reduction (Shares Projected to be Granted x 2)(1)	3,085,872	5,167,090	5,504,720
Remaining Share Reserve	2,596,447	-2,570,643	-8,075,363

(1)	For purposes of the “Total Share Reserve Reduction” amounts, the number of shares projected to be granted is multiplied by two because under the terms of the 2007 Plan, each share issued pursuant to a full value award reduces the number of shares available for grant under the 2007 Plan by two shares.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our use of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this

Proposal 2 include embedded assumptions regarding the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Board recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Board for purposes of evaluating the approval of the Amended 2007 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of stock option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

Stockholder Approval

If this Proposal 2 is approved by our stockholders, the Amended 2007 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the Amended 2007 Plan will not become effective and the 2007 Plan will continue in its current form.

Description of the Amended 2007 Plan

The material features of the Amended 2007 Plan are described below. The following description of the Amended 2007 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2007 Plan. Stockholders are urged to read the actual text of the Amended 2007 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Amended 2007 Plan is to provide restricted stock units, stock, stock options and other equity interests in NetScout to our (including our affiliates’) employees, officers, directors, consultants and advisors.

Eligibility. All of our (including our affiliates’) approximately 3,200 employees, four officers, eight directors, and 245 consultants and advisors as of July 24, 2015 are eligible to participate in the Amended 2007 Plan and may receive all types of awards other than incentive stock options, although we have historically not granted any awards to consultants or advisors. Incentive stock options may be granted under the Amended 2007 Plan only to our employees (including officers) and employees of our affiliates.

Administration. Our Board has the authority to administer the Amended 2007 Plan. Accordingly, subject to the terms of the Amended 2007 Plan, our Board may grant and amend awards, adopt, amend and repeal rules relating to the Amended 2007 Plan, and interpret and correct the provisions of the Amended 2007 Plan and any award granted under the Amended 2007 Plan. Our Board has delegated its authority to administer the Amended 2007 Plan to our Compensation Committee. Any reference to our Board in this description of the Amended 2007 Plan will be deemed to include our Compensation Committee.

Our Board may also delegate to one or more of our executive officers the power to grant awards and exercise such other powers under the Amended 2007 Plan as determined by our Board, provided that our Board will fix the maximum number of awards to be granted and the maximum number of shares issuable to any participant pursuant to awards granted by such executive officers.

Repricing; Cancellation and Re-Grant of Awards. Under the Amended 2007 Plan, (i) the exercise or strike price of a stock option or stock appreciation right may not be reduced, and (ii) no stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock may be cancelled in exchange for cash or other awards under the Amended 2007 Plan, in each case unless our stockholders have approved such an action within 12 months prior to such an event.

Shares Subject to the Amended 2007 Plan. Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued pursuant to the Amended 2007 Plan is 18,656,693 shares, plus any shares that become available for subsequent issuance under the Amended 2007 Plan from time to time pursuant to the terms of the Amended 2007 Plan, as described below, or the Returning Shares.

The number of shares available for issuance under the Amended 2007 Plan will be reduced by (i) one share for each share of our common stock issued pursuant to an appreciation award, (ii) one share for each share of our common stock issued pursuant to a full value award that was granted prior to March 31, 2011 and (iii) two shares for each share of our common stock issued pursuant to a full value award that was granted on or after March 31, 2011.

If any award granted under the Amended 2007 Plan expires or otherwise terminates without all of the shares covered by such award having been issued or is settled in cash, such expiration, termination or settlement will not reduce the number of shares available for issuance under the Amended 2007 Plan. If any shares issued pursuant to an award granted under the Amended 2007 Plan are forfeited back to us because of a failure to vest, then the forfeited shares will again become available for issuance under the Amended 2007 Plan. If a share of our common stock is issued pursuant to a full value award and such share becomes available for issuance under the Amended 2007 Plan in accordance with this paragraph, the number of shares available for issuance under the Amended 2007 Plan will increase by one share with respect to shares that become available for issuance prior to March 31, 2011 and two shares with respect to shares that become available for issuance on or after March 31, 2011. Also, each share reacquired or withheld (or not issued) by us to satisfy tax withholding obligations in connection with any full value award will again become available for issuance under the Amended 2007 Plan and will increase the number of shares available for issuance under the Amended 2007 Plan by one share with respect to shares that become available for issuance prior to March 31, 2011 and two shares with respect to shares that become available for issuance on or after March 31, 2011.

If any shares of our common stock are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an appreciation award, the number of shares that are reacquired or withheld (or not issued) will no longer be available for issuance under the Amended 2007 Plan. Any shares reacquired or withheld (or not issued) by us to satisfy tax withholding obligations in connection with an appreciation award will no longer be available for issuance under the Amended 2007 Plan. Any shares repurchased by us on the open market with the proceeds of the exercise or strike price of an appreciation award will not be available for issuance under the Amended 2007 Plan.

In any event, the cumulative number of shares that may be issued under the Amended 2007 Plan will not exceed 18,656,693 shares, plus the Returning Shares. Shares issued under the Amended 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Per-Participant Limit. Under the Amended 2007 Plan, subject to adjustment for certain changes in our capitalization, no participant may be granted awards during any one fiscal year of the Company with respect to more than 500,000 shares of our common stock.

Changes to Capital Structure. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for awards under the Amended 2007 Plan and the per-participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding stock option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based award will be adjusted (or substituted awards may be made) by our Board in a proportionate and equitable manner to the extent that such event increases or decreases the actual outstanding shares of our common stock as of immediately prior to such event.

Restricted Stock and Restricted Stock Unit Awards. Our Board may grant restricted stock and restricted stock unit awards under the Amended 2007 Plan and establish the applicable terms and conditions for such awards.

Stock Options. Our Board may grant stock options under the Amended 2007 Plan in the form of nonqualified stock options or incentive stock options, or ISOs. The exercise price of stock options granted under the Amended 2007 Plan may not be less than 100% of the fair market value of our common stock on the date of grant, provided that the exercise price of any ISO granted to a 10% stockholder (i.e., an employee who, at the time of grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of our affiliates) must be at least 110% of the fair market value of our common stock on the date of grant. The term of stock options granted under the Amended 2007 Plan may not exceed ten years from the date of grant, provided that the term of any ISO granted to a 10% stockholder must not exceed five years from the date of grant. Our Board will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, payment through a broker-assisted exercise, a promissory note, or other lawful types of consideration.

Other Stock-Based Awards. Our Board may grant other stock-based awards under the Amended 2007 Plan with terms and conditions as determined by our Board, including, without limitation, shares based upon certain conditions, securities convertible into our common stock, stock appreciation rights, phantom stock awards or other stock units. Any stock appreciation rights will have an exercise price not less than 100% of the fair market value of our common stock on the date of grant and will have a maximum term of ten years from the date of grant.

Transferability and Restrictions. Awards are generally not transferable other than by will or the laws of descent and distribution unless our Board determines or provides otherwise. Only the participant may exercise a stock option, with limited exceptions. Awards may not be transferred for consideration.

Acquisition of the Company. Unless otherwise expressly provided in the applicable award, upon the occurrence of an acquisition (as defined in the Amended 2007 Plan and described below), our Board or the board of directors of the surviving or acquiring entity will, as to outstanding awards, make appropriate provision for the continuation of such awards by the Company or the assumption of such awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such awards either (i) the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition, (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities as the Board deems appropriate, the fair market value of which will not materially differ from the fair market value of the shares of our common stock subject to such awards immediately preceding the acquisition. In addition to or in lieu of the foregoing, with respect to outstanding stock options, the Board may, upon written notice to the affected optionees, (a) provide that one or more stock options must be exercised, to the extent then exercisable or to become exercisable as a result of the acquisition, within a specified number of days of the date of such notice, at the end of which period such stock options will terminate or (b) terminate one or more stock options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock options (to the extent then exercisable or to become exercisable as a result of the acquisition) over the exercise price of such stock options.

For purposes of the Amended 2007 Plan, an acquisition generally will be deemed to occur upon the consummation of any of the following events: (i) any merger or consolidation after which the voting securities of the Company outstanding immediately prior to such event represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (iii) any other acquisition of the business of the Company, as determined by our Board, provided, however, that no acquisition (or any analogous term) will be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the acquisition actually occur.

Amendments, Termination and Term. Subject to the terms of the Amended 2007 Plan, our Board may amend, modify or terminate any outstanding award granted under the Amended 2007 Plan, provided that the participant’s consent to such action will be required unless our Board determines that such action would not materially and adversely affect the participant.

Our Board may also amend, suspend or terminate the Amended 2007 Plan at any time; provided, however, that without approval of our stockholders there will be no (i) increase in the total number of shares covered by the Amended 2007 Plan (except upon adjustment for certain changes in our capitalization) or the aggregate number of shares that may be issued to any single person in a period, (ii) change in the class of persons eligible to receive awards under the Amended 2007 Plan, or (iii) other change in the Amended 2007 Plan that requires stockholder approval under applicable law or stock exchange rules.

No awards may be granted under the Amended 2007 Plan after July 5, 2025, but awards previously granted may extend beyond that date.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2007 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2007 Plan. The Amended 2007 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2007 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

The following table is provided in accordance with Securities and Exchange Commission rules regarding compensation plans subject to stockholder approval and sets forth certain information regarding benefits or amounts that will be received by or allocated to certain individuals under the Amended 2007 Plan.

Amended 2007 Plan
Name and Position	Dollar Value	Number of Shares
Anil K. Singhal	(1)	(1)
Chairman, Chief Executive Officer and President
Michael Szabados	(1)	(1)
Chief Operating Officer
Jean Bua	(1)	(1)
Senior Vice President, Chief Financial Officer and Treasurer
John W. Downing	(1)	(1)
Senior Vice President, Worldwide Sales Operations
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$676,500 per fiscal year	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)	Awards granted under the Amended 2007 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2007 Plan, and our Board and Compensation Committee have not granted any awards under the Amended 2007 Plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2007 Plan are not determinable.
(2)	Awards granted under the Amended 2007 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2007 Plan. However, pursuant to our current compensation arrangements for non-employee directors, (i) the lead non-employee director is eligible to receive a restricted stock unit award with a value of $132,000, (ii) each non-employee director who is a chairperson of a Board committee (other than the lead non-employee director) is eligible to receive a restricted stock unit award with a value of $99,000, and (iii) each other non-employee director is eligible to receive a restricted stock unit award with a value of $82,500. Effective as of the date of the Annual Meeting, any such awards will be granted under the Amended 2007 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our current compensation arrangements for non-employee directors, please see the information following the Director Compensation Table for Fiscal Year 2015 in “Compensation and Other Information Concerning Directors and Executive Officers” below.

Plan Benefits

The following table is provided in accordance with Securities and Exchange Commission rules regarding compensation plans subject to stockholder approval and sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2007 Plan through July 24, 2015.

2007 Plan
Name and Position	Number of Shares
Anil K. Singhal	256,320
Chairman, Chief Executive Officer and President
Michael Szabados	268,049
Chief Operating Officer
Jean Bua	86,267
Senior Vice President, Chief Financial Officer and Treasurer
John W. Downing	175,073
Senior Vice President, Worldwide Sales Operations
All current executive officers as a group	785,709
All current directors who are not executive officers as a group	148,001
Each nominee for election as a director:
Victor A. DeMarines	33,347
Vincent J. Mullarkey	33,347
James A. Lico	413
Each associate of any executive officers, current directors or director nominees	0
Each other person who received or is to receive 5% of awards	0
All employees, including all current officers who are not executive officers, as a group	5,681,184

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2016. PricewaterhouseCoopers LLP has served as our auditors since 1993. We expect that a member of PricewaterhouseCoopers LLP will attend the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from our stockholders. We are incorporated in Delaware, and Delaware law does not require the ratification of the Audit Committee’s selection, but the Audit Committee will consider the results of this vote when selecting auditors in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the Company’s Named Executive Officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy to hold annual “say-on-pay” votes that is consistent with that preference. Therefore the Company is asking stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this proxy statement. At the 2014 Annual Meeting of Stockholders held on September 9, 2014 (the “2014 Annual Meeting”), stockholders approved the Company’s say-on-pay proposal with 95% of the total votes cast voting in favor.

The goal of the Company’s executive officer compensation program is to retain and reward highly qualified, talented leaders who create long term stockholder value. The program is designed to align management’s interest with that of stockholders and motivate senior executives to increase our long-term growth and profitability while reducing risks that could result from compensation decisions.

As described more fully below under “Compensation Discussion and Analysis,” NetScout completed its fiscal year 2015 with strong 14% total revenue growth and stellar 33% EPS growth, with notable innovations, successful expansion of customer relationships worldwide, and the Company’s third consecutive year of solid non-GAAP revenue growth with even stronger profitability growth. During the year, the Company set the stage for accelerating its ability to fully execute its strategy and better capitalize on a range of attractive growth opportunities worldwide through its efforts and its plan to acquire the Danaher Communications Business.

As described in this proxy statement, the Compensation Committee weighs the appropriate mix of compensation elements, including the allocation between cash and equity, for each executive officer to help achieve those objectives. The Company’s Compensation Discussion and Analysis, or CD&A, contained in this proxy statement describes the Company’s executive compensation program and the decisions made by the Compensation Committee in detail.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board, and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Positions
Anil K. Singhal	61	Chairman, President, Chief Executive Officer, and Director
Michael Szabados	63	Chief Operating Officer
John W. Downing	57	Senior Vice President, Worldwide Sales Operations
Jean Bua	57	Senior Vice President, Chief Financial Officer, and Treasurer
Victor A. DeMarines	78	Director
Robert E. Donahue	67	Director
John R. Egan	57	Director
Joseph G. Hadzima, Jr.	63	Director
Vincent J. Mullarkey	67	Director
Christopher Perretta	57	Director
James A. Lico	49	Director

Executive Officers

Anil Singhal co-founded the Company in June 1984 and has served as NetScout’s Chief Executive Officer and as a director on NetScout’s Board since inception. In January 2007, Mr. Singhal was appointed Chairman of the Board, and has been serving as NetScout’s President, CEO and Chairman since that time. In his current role, Mr. Singhal is focused on providing strategic leadership and vision, as well as setting operational priorities for NetScout’s management team. Mr. Singhal’s vision of “traffic-based instrumentation” has guided NetScout’s product direction and focus for the past three decades, helping to shape the evolution for the industry in the process. Under Mr. Singhal’s leadership, NetScout has grown substantially during the past three decades, completing its initial public offering in 1999 and exceeding $450 million in revenue in fiscal year 2015, and more recently concluding the $2.3 billion acquisition of the Danaher Communications Business, resulting in a combined company revenue of about $1.2 billion. He is credited with numerous innovations in the field of network traffic monitoring and analysis that have helped NetScout gain several of industry accolades. During the past decade, Mr. Singhal has also been an instrumental part of a number of strategic acquisitions that have fortified and enhanced NetScout’s technology, customer base and go-to-market capabilities. Mr. Singhal has earned notable recognition for his entrepreneurial success, including the TiE (The Indus Entrepreneur) Boston Lifetime Achievement in 2013, Enterprise Bank’s 2013 George L. Duncan Award of Excellence and Ernst & Young’s New England Entrepreneur of the Year in 1997. Mr. Singhal holds a BSEE from BITS, Pilani, India and an MS in Computer Science from the University of Illinois, Urbana-Champaign.

Michael Szabados has served as NetScout’s Chief Operating Officer since April 2007. In this role, Mr. Szabados is focused on executing NetScout’s vision and strategy. During his tenure, he has been critical in helping lead NetScout’s key functional areas as NetScout more than doubled in size. Mr. Szabados has also helped lead the integration of Network General and five other companies that NetScout has acquired. His career at NetScout began in 1997 when he joined the Company as vice president, marketing, charged with increasing the Company’s overall visibility and market awareness. His responsibilities expanded in 2001 to encompass product development, manufacturing and customer support when he was promoted to Senior Vice President, Product Operations. A veteran of the enterprise networking industry, Mr. Szabados held senior leadership roles with companies including UB Networks, SynOptics/Bay Networks and MIPS Corporation following engineering and product management roles at Intel Corporation and later at Apple. Mr. Szabados holds a BSEE from UC Irvine and an MBA from UC Santa Clara.

Jean Bua has served as NetScout’s Chief Financial Officer and Treasurer since November 2011. She joined the Company in September 2010 as Vice President, Finance, in conjunction with the Company’s succession planning. In her current role, Ms. Bua is responsible for investor relations, treasury, financial planning and analysis, real estate development, accounting and compliance. Ms. Bua has played a key role in executing on the financial aspects of NetScout’s strategy. During her tenure, NetScout has successfully completed and integrated five acquisitions before the most recent $2.3 billion acquisition of the Danaher Communications Business. Before joining NetScout, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, a leading provider of infrastructure for the wireless telecommunications industry. While at American Tower, she was a critical contributor to multiple equity and debt financings, and numerous acquisitions that enabled the company to more than double in revenue through both acquisition and organic growth. Prior to American Tower, Ms. Bua spent nine years at Iron Mountain, Inc., concluding as Senior Vice President, Chief Accounting Officer and Worldwide Controller. During her tenure, Iron Mountain successfully consolidated the records management industry and grew from annual revenue of $100 million to over $2 billion through more than 100 domestic and international acquisitions. Previously, she held senior positions at Duracraft Corp. and Keithley Instruments. She was a management consultant at Ernst & Young and an auditor at KPMG. Ms. Bua earned her Bachelor of Science in Business Administration, summa cum laude, from Bryant College and her Masters of Business Administration from the University of Rhode Island.

John W. Downing has served as NetScout’s Senior Vice President, Worldwide Sales Operations, since 2007. In this role, Mr. Downing is responsible for directing NetScout’s sales leadership in both the service provider and enterprise markets. Under Mr. Downing’s direction, NetScout has reported strong revenue growth and built vibrant, long-term relationships with leading telecommunications service providers, government agencies and many of the world’s largest corporations. He joined NetScout in 2000 as Vice President, Sales Operations, instituting and refining key go-to-market programs and sales processes that have underpinned the Company’s four-fold revenue growth during the past fourteen years. Prior to NetScout, from April 1998 until September 2000, Mr. Downing served as Vice President of Sales at Genrad Corporation, a $300 million manufacturer of electronic testing equipment and production solutions, and was Vice President of North American Sales from January 1996 until March 1998. Mr. Downing earned a Bachelor of Science in Engineering (BSE) in Computer Science and Applied Mathematics from Tufts University and a Master’s in Business Administration from Suffolk University.

Directors

Victor A. DeMarines has been a NetScout director since June 2004. Mr. DeMarines was the President and Chief Executive Officer of MITRE from 1994 until his retirement in 2000. He continued to serve as a member of the Board of Trustees and as Chairman of the Technology Committee of MITRE until his retirement from the Board in 2010. He continues his relationship as a consultant to MITRE Corporation on its Department of Defense, Homeland Security, and cyber activity initiatives. Since February 2013, he has served as the Chairman of the Board of Directors of Verint Systems Inc., a publicly-held provider of systems to the internet security marketplace. He has been a member of the Board of Directors of Verint Systems since 2002 and is also currently a member of its Corporate Governance and Nominating Committee and its Audit Committee. The Company’s Nominating and Corporate Governance Committee believes that Mr. DeMarines’ experience as Chief Executive Officer of MITRE, together with his service on another public company board provide deep federal government sector and global business experience to the Company and qualify him to serve as a director of the Company.

Robert E. Donahue has been a NetScout director since March 2013. He served on the board of directors of Sycamore Networks, Inc., an intelligent optical networking and multiservice access provider, from July 2007 until October 2014. Mr. Donahue served on the board of directors of Cybersource Corporation, a leading provider of electronic payment and risk management solutions, from November 2007 to August 2010. From August 2004 to November 2007, Mr. Donahue served as the President and Chief Executive Officer of Authorize.Net Holdings, Inc. (formerly Lightbridge Inc.), a leading transaction processing company, before it was acquired by Cybersource Corporation in November 2007. Mr. Donahue also served as a member of Authorize.Net’s board of directors from January 2004 until November 2007. The Company’s Nominating and Corporate Governance Committee believes that Mr. Donahue’s industry knowledge together with his service on other public company boards provide deep experience to the Company and qualify him to serve as a director of the Company.

John R. Egan has been a NetScout director since October 2000 and serves as NetScout’s Lead Independent Director. Mr. Egan is a founding managing partner of Egan-Managed Capital, L.P., a Boston-based venture capital fund specializing in New England, information technology, and early-stage investments, which began in the fall of 1996, and is a managing partner of Carruth Associates. Since 1992, he has been a member of the Board of Directors and is currently the Chairman of the Mergers and Acquisitions Committee and member of the Finance Committee at EMC Corporation, a publicly-held provider of computer storage systems and software. Since 2007, Mr. Egan has served as a member of the Board of Directors and is currently the Chairman of the Mergers and Acquisitions Committee at VMWare, a publicly-held leader in virtualization and cloud infrastructure. Since 2011, Mr. Egan has served as a member of the Board of Directors and currently serves as Non-Executive Chairman of the Board of Directors and serves on the Compensation Committee and Nominating and Corporate Governance Committee at Progress Software Corp., a global software company. Since 2012, Mr. Egan has served as a member of the Board of Directors of Verint Systems, Inc., a publicly-held provider of systems to the internet security market, where he is currently the Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee. Mr. Egan also serves on the Board of Trustees at Boston College and as a director for two other privately held companies. The Company’s Nominating and Corporate Governance Committee believes that Mr. Egan’s extensive understanding and involvement in the information technology industry together with his executive leadership roles and his service on other public company boards provide deep experience to the Company and qualify him to serve as a director of the Company.

Joseph G. Hadzima, Jr. has been a NetScout director since July 1998. Mr. Hadzima has been a Managing Director of Main Street Partners, LLC, a venture capital investing and technology commercialization company, since April 1998. Since 2000, he has also been President of IPVision, Inc., a Main Street Partners portfolio company that provides intellectual property analysis systems and services. Mr. Hadzima is also a Senior Lecturer at MIT Sloan School of Management, of counsel at a law firm, and serves as a director on two private company boards. The Company’s Nominating and Corporate Governance Committee believes that Mr. Hadzima’s experience with emerging technology companies, his prior legal experience, and his service on other boards provide the Company with valuable business perspective and insight into emerging technologies that may affect the business and strategies of the Company and qualify him to serve as a director of the Company.

Vincent J. Mullarkey has been a NetScout director since November 2000. From May 2005 to June 2007, he was a member of the Board of Directors and the Chairman of the Audit Committee of webMethods, Inc., a then publicly-held business process integration software company that was acquired by Software AG in June 2007. Mr. Mullarkey was the Senior Vice President, Finance and Chief Financial Officer of Digital Equipment Corporation from 1994 until his retirement in September 1998. The Company’s Nominating and Corporate Governance Committee believes that Mr. Mullarkey’s board and audit committee experience in other public companies coupled with his financial experience in the technology arena provide the Company with essential business and financial expertise and qualify him to serve as a director of the Company.

Christopher Perretta has been a NetScout director since September 2014. Mr. Perretta has served as Executive Vice President and Chief Information Officer at State Street Corporation since September 2007 and as a member of State Street Corporation’s Management Committee since February 2013. From December 1996 to September 2007, Mr. Perretta served in various roles at General Electric Corporation, including as Chief Information Officer for the North American Consumer Financial Services unit, Chief Technology Officer for General Electric Capital, and most recently, from January 2003 to September 2007, as Chief Information Officer of General Electric Commercial Finance. Mr. Perretta also serves as a member of the board of directors of a privately-held technology company and the Advanced Cyber Security Center. The Company’s Nominating and Corporate Governance Committee believes that Mr. Perretta’s experience with various Fortune 500 companies and his service on other boards provide the Company with valuable business perspective and insight into global issues that may affect the business and strategies of the Company and qualify him to serve as a director of the Company.

James A. Lico was appointed to NetScout’s Board of Directors in July 2015 following the completion of the Company’s acquisition of the Danaher Communications Business. Mr. Lico has served as Danaher’s executive vice president with responsibility for its Test & Measurement segment and Gilbarco Veeder-Root business since

2005. Mr. Lico was recently named chief executive officer of Danaher’s diversified industrials business that is expected to be spun off by Danaher by the end of 2016. He joined Danaher in 1996 as Vice President, Operations of Veeder-Root and was subsequently appointed to senior leadership positions within Danaher until his appointment as Executive Vice President. Prior to Danaher, Mr. Lico held increasing responsible positions in manufacturing with both General Motors Corporation and AlliedSignal, Inc. The Company’s Nominating and Corporate Governance Committee believes that Mr. Lico’s experience in the technology industry, including his responsibility for the Danaher Communications Business, provides the Company with valuable insight into the Company following the acquisition and qualifies him to serve as a director of the Company.

There are no family relationships among any of our executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by each beneficial owner of more than 5% of our common stock, each Named Executive Officer named in the Summary Compensation Table, each director and nominee for director, and all executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class Beneficially Owned
Anil K. Singhal(2)	2,280,751	2.2%
Michael Szabados(3)	64,074	*
Jean Bua(4)	31,283	*
John W. Downing(5)	101,468	*
Victor A. DeMarines(6)	31,019	*
Robert E. Donahue(7)	6,406	*
John R. Egan(8)	68,613	*
Joseph G. Hadzima, Jr.(9)	108,708	*
James A. Lico(10)	5,407	*
Vincent J. Mullarkey(11)	63,019	*
Christopher Perretta(12)	2,200	*
Brown Capital Management, LLC(13) 1201 N. Calvert Street Baltimore, Maryland 21202	5,556,329	5.4%
All executive officers and directors as a group (11 persons)(14)	2,762,948	2.7%

*	Represents less than one percent of class.
(1)	Under applicable SEC rules and regulations, a person is considered to beneficially own our common stock if such person either has the sole or shared power with any other person to either vote or dispose of such common stock. As a result, more than one person may be reported as the beneficial owner of any particular share of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock issuable by the Company to a person or entity named below pursuant to options which may be exercised within 60 days of the Record Date or restricted stock units which may vest within 60 days of the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has either sole or shared voting or dispositive power over the shares shown below as beneficially owned by such person.
(2)	Includes 32,525 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date. As of the Record Date, Mr. Singhal’s spouse did not beneficially own at least five percent of the Company’s outstanding common stock, and therefore the 1,081,201 shares held by trusts of which Mr. Singhal’s spouse is deemed the beneficial owner are reported herein by Mr. Singhal. This amount does not include an aggregate of 1,078,822 shares held in trusts for the benefit of Mr. Singhal’s children for which neither Mr. Singhal nor his spouse is a trustee, and 58,961 shares held in a trust for the benefit of Mr. Singhal’s nieces and nephews for which neither Mr. Singhal nor his spouse is a trustee.
(3)	Includes 20,858 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(4)	Includes 9,075 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(5)	Includes 11,468 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.

(6)	Includes 2,640 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(7)	Includes 2,200 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(8)	Includes 3,520 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(9)	Includes 2,640 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(10)	Includes 413 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(11)	Includes 2,640 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(12)	Includes 2,200 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(13)	Based solely on a Schedule 13G/A filed with the SEC on February 5, 2015. Brown Capital Management, LLC has the sole power to vote 3,225,387 shares and sole dispositive power of 5,556,329 shares. Includes 2,779,100 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC.
(14)	Includes an aggregate of 90,179 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Singhal. The Board believes combining the position of Chief Executive Officer and Chairman is in the best interest of the Company and its stockholders. As one of the co-founders of the Company, Mr. Singhal provides extensive technology vision and leadership; historical knowledge of the Company, its customers, and solutions; and a deep understanding of the opportunities and challenges facing the Company today. Those attributes, together with his combined role, place him in the best position to ensure that the Board and management act with a common purpose to execute the Company’s strategic initiatives and business plans. To reinforce director independence and provide for leadership separate from the Chairman, the Company’s Board appointed Mr. Egan as Lead Independent Director.

Director Independence

Our Board has determined that each of Messrs. DeMarines, Donahue, Egan, Hadzima, Mullarkey and Perretta is independent within the meaning of the director independence standards of The NASDAQ Stock Market LLC, or NASDAQ, and the SEC. Furthermore, our Board has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board is independent within the meaning of the Company’s, NASDAQ’s, and the SEC’s independence standards, as applicable.

Executive Sessions of Independent Directors

Our Board holds executive sessions of the independent members of our Board following each regularly scheduled in-person meeting of our Board. The Lead Independent Director, currently Mr. Egan, chairs the executive sessions.

Policies Governing Director Nominations

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board the appropriate qualities, skills, and characteristics desired of Board members in the context of the needs of the business and current make-up of our Board. This assessment includes consideration of the following minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be individuals of the highest ethical character and integrity and share our values as reflected in our Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with our image and reputation;

•	Directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be;

•	Directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to our management based on that experience and expertise; and

•	Directors must have a commitment to enhancing stockholder value.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills, and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in the network application/performance management solutions market, the market for networking solutions generally and related accounting, legal, finance, product, sales and/or marketing matters;

•	Experience on other public or private company boards, unless a director otherwise provides complementary capabilities or qualifies as an “audit committee financial expert” under the rules of the SEC;

•	Leadership experience with public companies or other major organizations; and

•	Diversity of the Board, taking into account the business and professional experience, educational background, reputation, industry expertise across various market segments and technologies relevant to our business, as well as other relevant attributes of the candidates.

Board members are expected to prepare for, attend, and participate in Board meetings and meetings of committees on which they serve. In addition, directors must stay abreast of our business and markets.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for nominating persons for election as directors of the Company. Our Board delegates the initial selection process to our Nominating Committee, with the expectation that other members of our Board, and of management, will take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, or through such other methods as our Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee and set forth in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Corporate Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of our Board.

Stockholder Recommendations For Nominees As Directors and the Proposal of Other Business

Our Nominating and Corporate Governance Committee will consider recommendations for candidates for nominees as directors and proposals for business other than director nominations that are properly submitted by stockholders. Any recommendation of a nominee for the Board or any proposal for business other than director nominations by our stockholders with respect to our Annual Meeting of Stockholders for the fiscal year ended March 31, 2016, or the 2016 Annual Meeting, must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary, and must be received by us and comply with the requirements set forth in the Company’s by-laws.

Any communication with respect to nominees as directors should (i) describe why the candidate meets the Board’s criteria described above; (ii) include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required to be disclosed in solicitations of proxies for election of directors; (iii) include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected; and (iv) contain any additional information otherwise required by Regulation 14A under the Exchange Act.

Any communication with respect to the proposal of business other than director nominations should include, among other matters required by our by-laws, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person (as defined in our by-laws), if any, on whose behalf the proposal is made.

The requirements for stockholder director nominations and proposals other than director nominations appear in our by-laws. Only such individuals who are nominated in accordance with the procedures described above and in our by-laws will be eligible for election by stockholders as directors and only such business brought before the meeting in accordance with the procedures set forth above and in our by-laws will be conducted at a meeting of stockholders. We have not received any stockholder recommendations or nominations with respect to our Annual Meeting.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary, and must be received by us no later than March 30, 2016. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. If you wish to submit a proposal for the 2016 Annual Meeting but not have it included in next year’s proxy materials for such meeting or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at the address noted above, which must be received by us no earlier than the close of business of May 25, 2016 and no later than the close of business of June 24, 2016 and must satisfy the requirements described above and in our by-laws. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

Policy Governing Security Holder Communications with the Board of Directors

The Board provides to every stockholder the ability to communicate with the Board as a whole and with individual directors through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole or to a specific member of the Board, stockholders may send such communications to the attention of the Chairman of the Board with respect to general communications or to the attention of the specific director, in each case, by one of the three methods listed below:

By U.S. mail (including courier or other expedited delivery service): NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886 Attn: [Chairman of the Board]/[Individual Director], c/o Investor Relations

By facsimile: (978) 614-4004, Attn: [Chairman of the Board]/[Individual Director], c/o Investor Relations

By email: ir@netscout.com

We will forward any such stockholder communications to the Chairman of our Board, as a representative of our Board, and/or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is that one of the regularly scheduled in-person meetings of our Board will be scheduled on the same day as our annual meeting of stockholders, and all directors are encouraged to attend our annual meeting of stockholders. All of the then-current members of our Board attended the 2014 Annual Meeting, with the exception of Stephen G. Pearse, who resigned in August 2014.

Code of Ethics

We have adopted a code of ethics as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which applies to all of the employees, officers, and directors of the Company and our subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of our website at http://ir.netscout.com/. NetScout intends to disclose amendments to or waivers from provisions of the Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, by posting such information on our website, available at http://ir.netscout.com/.

For more corporate governance information, you are invited to visit the Corporate Governance section of our website, available at http://ir.netscout.com/. Contents of our website are not part of or incorporated by reference into this proxy statement.

Majority Vote Policy

It is the policy of NetScout that any nominee for election to the Board who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

	Compensation Committee	Audit Committee	Nomination & Governance Committee	Finance Committee
INDEPENDENT DIRECTORS
Victor A. DeMarines
Robert E. Donahue
John R. Egan
Joseph G. Hadzima, Jr.
Vincent J. Mullarkey
Christopher Perretta
NON-INDEPENDENT DIRECTORS
Jim Lico
INSIDE DIRECTORS
Anil K. Singhal

Chairperson	Member	Financial Expert	Chairman of the Board

Board of Directors

The Board met 15 times during the fiscal year ended March 31, 2015. Each of the directors attended at least 75% of the total number of meetings of our Board and the committees on which they served during fiscal year 2015. The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Finance Committees.

Audit Committee

Members

Messrs. Mullarkey (Chair)

Donahue

Egan

Hadzima

Meetings

Eight meetings during the fiscal year ended March 31, 2015

A copy of the Audit Committee Charter can be found at
http://ir.netscout.com/

Audit Committee Designated “Financial Experts” are Messrs. Mullarkey and Donahue

Responsibilities

Discharging the responsibilities of the board relating to:

•    Reviewing and overseeing the financial reports we provide to the SEC, our stockholders, and general public, and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions, and financial reporting practices

•    Appointing, and ensuring the independence of, our independent auditor and thereby furthering the integrity of our financial reporting

•    Establishing and overseeing procedures designed to facilitate the receipt, retention, and handling of complaints regarding disclosure controls and procedures, internal control over financial reporting and accounting, internal accounting control or auditing matters; and the receipt of confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters

•    Reviewing and monitoring the Company’s compliance with its related party transaction approval policy

Independence: Our Board has determined that each member of our Audit Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

Compensation Committee

Members

Messrs. Hadzima (Chair)

DeMarines

Donahue

Perretta

Meetings

Six meetings during the fiscal year ended March 31, 2015

A copy of the Compensation Committee Charter can be
found at http://ir.netscout.com/

Responsibilities

Discharging the responsibilities of the board relating to:

•    The compensation of our executives other than the Chief Executive Officer

•    Reviewing and making recommendations to the Board with respect to our Chief Executive Officer

•    Administering our incentive compensation, stock plans, benefit plans, and human resources activities

•    Reviewing with our management and recommending for inclusion in our proxy statements and incorporation by reference in our Annual Reports on Form 10-K the Compensation Disclosure and Analysis

•    Reviewing and considering the results of any advisory vote on executive compensation

•    Managing compensation policy- and practice-related risk

Independence: The Board has determined that each member of our Compensation Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and is a “non-employee director” as defined by applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

Members

Messrs. Egan (Chair)

DeMarines

Perretta

Meetings

One meeting during the fiscal year ended March 31, 2015

A copy of the Nominating and Corporate Governance
Committee Charter can be
found at http://ir.netscout.com/

Responsibilities

Discharging the responsibilities of the board relating to:

•    Identifying individuals qualified to become directors

•    Recommending to our Board the director nominees for election

•    Monitoring compliance with and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines

Independence: The Board has determined that each member of the Nominating Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards.

Finance Committee

Members Messrs. DeMarines (Chair) Egan Hadzima Mullarkey Meetings Two meetings during the fiscal year ended March 31, 2015

Responsibilities

Discharging the responsibilities of the board relating to:

•    Considering strategic initiatives and other opportunities that may become available to the Company from time to time and such other tasks as the Board may designate from time to time.

Independence: The Board has determined that each member of the Finance Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards.

Report of Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2015 with our management and PricewaterhouseCoopers LLP (PwC), our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. PwC is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by PCAOB and has received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with PwC their independence.

Based on its reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 for filing with the SEC.

Respectfully submitted by the Audit Committee

Vincent J. Mullarkey, Chairman

Robert E. Donahue

John R. Egan

Joseph G. Hadzima, Jr.

The Board’s Role in Risk Oversight

The Board administers risk management and oversight through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. The Board seeks to ensure that risk management principles are incorporated in the Company’s strategic planning and management processes and oversees the Company’s enterprise risk management program. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval, and decision-making.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Board monitors the information it receives and requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies and policies.

Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with reports regarding the Company’s operations, strategies, and objectives, and the risks inherent within them. Board and committee meetings also provide a forum for directors to discuss issues with, request additional information from, and provide guidance to, senior management. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three principal committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee is also authorized and empowered to retain independent advisors as the committee deems appropriate to discharge its responsibilities under such committee’s charter.

The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent registered public accounting firm, including their qualifications, independence and performance, and the Company’s corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company’s risk management process and litigation and compliance programs, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control, and report such exposures, and our policies with respect to risk assessment and risk management.

The Audit Committee oversees the Company’s enterprise risk management program, in which the Company has identified strategic, operational, financial, and legal risks as well as emerging risks, considering the likelihood and magnitude of such risks and other criteria management as the Audit Committee deems appropriate. Under the program, management identifies and evaluates the effectiveness of risk management and mitigation methods and periodically reports to the Audit Committee and at least annually to the Board to allow the Audit Committee and Board to monitor and manage the Company’s ongoing enterprise risk management process.

Our Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with our stockholders. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short and long-term incentives, are described below under “Compensation Discussion and Analysis.”

The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education, and the Company’s Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees the Company’s overall compliance program.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal year ended March 31, 2015 to our Chief Executive Officer, Chief Financial Officer, and each of our two other most highly compensated executive officers during the fiscal year ended March 31, 2015. The executives listed below may be referred to as our “Named Executive Officers.”

Summary Compensation Table for Fiscal Year 2015

Name and Principal Position	Fiscal Year	Salary($)	Restricted Stock Unit Awards(1)($)	Non-Equity Incentive Plan Compensation($)	All Other Compensation(2)($)	Total($)
Anil K. Singhal	2015	325,000	1,875,500	911,400	80,820	3,192,720
Chairman, Chief Executive Officer, and President	2014	325,000	1,075,842	881,459	64,566	2,346,867
	2013	325,000	1,000,007	709,321	66,070	2,100,398

Michael Szabados	2015	275,000	1,132,652	420,000	17,752	1,845,404
Chief Operating Officer	2014	275,000	645,500	387,222	14,590	1,322,312
	2013	275,000	599,989	307,373	16,772	1,199,134

Jean Bua(3)	2015	265,008	945,102	319,000	14,944	1,544,054
Senior Vice President, Chief Financial Officer and Treasurer	2014	262,924	376,533	260,495	11,626	911,578
	2013	236,667	199,996	189,152	10,023	635,838

John W. Downing(4)	2015	237,500	945,102	288,692	11,682	1,482,976
Senior Vice President, Worldwide Sales Operations	2014	237,500	376,533	338,709	14,052	966,794
	2013	237,500	350,006	264,621	10,120	862,247

(1)	Amounts shown represent the aggregate full grant date fair value calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 14 to our Annual Report on Form 10-K for the year ended March 31, 2015. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock. When granted, restricted stock units vest over four years and are valued based upon the closing market price of our common stock at the date of grant.
(2)	Includes 401(k) contributions made by the Company on behalf of the Named Executive Officer. See the All Other Compensation Table below for additional information.
(3)	The salary amounts shown for Ms. Bua for fiscal years 2013 and 2014 do not reflect her full base salary due to rate increases which were approved after the start of each fiscal year. Ms. Bua’s base salary information was $240,000 and $265,000 respectively.
(4)	The information presented for Mr. Downing under the “Non-Equity Incentive Plan Compensation” column consists of sales commissions and bonus for the fiscal years ended March 31, 2013, 2014 and 2015.

Option Awards. We did not make any option grants during the fiscal years ended March 31, 2013, 2014, or 2015 to any of our Named Executive Officers. Therefore, we have omitted this column.

Nonqualified Deferred Compensation Earnings. We currently do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers.

All Other Compensation Table for Fiscal Year 2015

Name and Principal Position	Fiscal Year	Car Usage($)	Financial and Legal Counseling($)	401(K) Match($)	Other(1)($)	Total($)
Anil K. Singhal	2015	17,483	43,627	7,500	12,210	80,820
Michael Szabados	2015	—	1,000	7,500	9,252	17,752
Jean Bua	2015	—	—	7,500	7,444	14,944
John W. Downing	2015	—	—	7,302	4,380	11,682

(1)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of All Other Compensation for the Named Executive Officer. These other benefits include the value of supplemental life insurance premiums and spousal attendance at Company sponsored events.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table sets forth grants of plan-based awards to each of our Named Executive Officers for the year ended March 31, 2015:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Possible Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)		Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)(2)
Anil K. Singhal	11/13/14	RSU					—	50,000	—	1,875,500
	5/20/14	Cash	—	651,000		—

Michael Szabados	11/13/14	RSU					—	30,000	—	1,125,300
	12/11/14	RSU					—	200	—	7,352
	5/20/14	Cash	—	300,000		—

Jean Bua	11/13/14	RSU					—	25,000	—	937,750
	12/11/14	RSU					—	200	—	7,352
	5/20/14	Cash	—	210,000		—

John W. Downing	11/13/14	RSU					—	25,000	—	937,750
	12/11/14	RSU					—	200	—	7,352
	5/20/14	Cash	—	312,500	(4)	—

(1)	Actual non-equity incentive plan awards are made based on various factors including the Company’s overall performance, as described more fully in the Compensation Discussion and Analysis. As described, the Company has not set prescribed maximum payments, and the possible award could exceed 100% of an individual’s target if the Company exceeded its goals and the individual met or exceeded his goals.
(2)	Actual equity incentive plan awards are made based on various factors including the Company’s overall performance, as described more fully in the Compensation Discussion and Analysis. As described, the Company has not set prescribed maximum awards.
(3)	Amounts shown represent the aggregate full grant date fair value calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 14 to our Annual Report on Form 10-K for the year ended March 31, 2015. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.
(4)	Represents a target bonus of $168,750 and target commission payment of $143,750.

During the fiscal year ended March 31, 2015, we did not make any “other stock awards” or “other option awards” and have therefore omitted those columns.

Outstanding Equity Awards at Fiscal Year 2015 End Table

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Anil K. Singhal	11/13/14	—	—	—	—	50,000	2,192,500
	8/26/13	—	—	—	—	31,251	1,370,356
	8/21/12	—	—	—	—	20,696	907,520
	9/7/11	—	—	—	—	11,760	515,676

Michael Szabados	12/11/14	—	—	—	—	200	8,770
	11/13/14	—	—	—	—	30,000	1,315,500
	8/26/13	—	—	—	—	18,750	822,188
	8/21/12	—	—	—	—	12,417	544,485
	9/7/11	—	—	—	—	8,400	368,340

Jean Bua	12/11/14	—	—	—	—	200	8,770
	11/13/14	—	—	—	—	25,000	1,096,250
	8/26/13	—	—	—	—	10,938	479,631
	8/21/12	—	—	—	—	4,139	181,495
	9/7/11	—	—	—	—	3,360	147,336

John W. Downing	12/11/14	—	—	—	—	200	8,770
	11/13/14	—	—	—	—	25,000	1,096,250
	8/26/13	—	—	—	—	10,938	479,631
	8/21/12	—	—	—	—	7,244	317,649
	9/7/11	—	—	—	—	4,200	184,170

Unearned Equity Incentive Plan Awards. We do not have any unearned equity incentive plan awards for any of our Named Executive Officers and have therefore omitted the corresponding columns.

Option Exercises and Stock Vested in Fiscal Year 2015 Table

The following table sets forth option exercises and vested stock awards for each of our Named Executive Officers for the fiscal year ended March 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Anil K. Singhal	—	—	19,056	770,815
	—	—	10,348	470,006
	—	—	10,416	472,782
	—	—	11,760	545,547
Michael Szabados	—	—	13,604	550,282
	—	—	6,209	282,013
	—	—	6,250	283,687
	—	—	8,400	389,676
Jean Bua	—	—	2,070	94,019
	—	—	3,645	165,447
	—	—	3,360	155,870
	—	—	6,192	285,885
John W. Downing	—	—	8,501	343,865
	—	—	3,622	164,511
	—	—	3,645	165,447
	—	—	4,200	194,838

(1)	Value is calculated by multiplying the number of shares times the closing price of a share of our common stock on the exercise date and subtracting from that amount the exercise price multiplied by the number of shares acquired on such exercise date.
(2)	Value is calculated by multiplying the number of shares times the closing price of a share of our common stock on the vesting date.

Pension Benefits Table for Fiscal Year 2015

The following table sets forth the payments or other benefits at, following, or in connection with retirement of our Named Executive Officers.

Name	Fiscal Year	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Anil K. Singhal	2015	99 months	1,600,000	—
	2014	87 months	1,600,000	—
	2013	75 months	1,600,000	—

In January of 2007, we entered into an agreement with Mr. Singhal that provides retirement benefits. Total future severance payments are projected at $1,400,000. Mr. Singhal’s retirement benefits also include a projected $200,000 in payments for future health benefits. These benefits are an unfunded obligation.

Non-Qualified Deferred Compensation Table for Fiscal Year 2015

We do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers and have therefore omitted this table.

Director Compensation Table for Fiscal Year 2015

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation($)(3)	Total($)
Victor A. DeMarines(4)	64,300	99,026	60,000	223,326
Robert E. Donahue(5)	54,800	82,522	50,000	187,322
John R. Egan(6)	90,800	132,035	80,000	302,835
Joseph G. Hadzima(7)	61,800	99,026	60,000	220,826
Vincent J. Mullarkey(8)	66,800	99,026	60,000	225,826
Christopher Perretta(9)	15,130	82,522	—	97,652

(1)	Amounts represent the aggregate dollar amount of fiscal year 2015 fees earned or paid in cash for services as a director, including annual retainer fees and committee fees.
(2)	Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate full grant date fair value of restricted stock unit awards granted to our non-employee directors calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 14 to our Annual Report on Form 10-K for the year ended March 31, 2015.
(3)	Amounts represent the cash payment received by the non-employee director to help offset the tax incurred by such non-employee director in connection with the vesting during the fiscal year ended March 31, 2015 of restricted stock units granted to such non-employee director during the fiscal year ended March 31, 2014.
(4)	As of March 31, 2015, Mr. DeMarines held unvested RSUs covering 2,640 shares of our common stock.
(5)	As of March 31, 2015, Mr. Donahue held unvested RSUs covering 2,200 shares of our common stock.
(6)	As of March 31, 2015, Mr. Egan held unvested RSUs covering 3,520 shares of our common stock.
(7)	As of March 31, 2015, Mr. Hadzima, Jr. held unvested RSUs covering 2,640 shares of our common stock.
(8)	As of March 31, 2015, Mr. Mullarkey held unvested RSUs covering 2,640 shares of our common stock.
(9)	As of March 31, 2015, Mr. Perretta held unvested RSUs covering 2,200 shares of our common stock.

Non-employee directors are compensated $36,000 annually for their services and do not receive any additional compensation for any regular Board meeting attended. The lead non-employee director receives an additional annual retainer of $30,000. Non-employee directors currently receive $10,000 annually for serving on the Audit Committee, $8,000 annually for serving on the Compensation Committee, and $6,000 annually for serving on the Nominating Committee. In addition, directors who are chairpersons of a particular committee are also given additional annual compensation of $20,000 for the Audit Committee, $10,000 for the Compensation Committee, $8,000 for the Nominating Committee, and $6,000 for the Finance Committee. Finance Committee members receive $1,000 for each meeting attended in person and $800 for each meeting attended via telephone. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board or of any committee and for attendance at approved director education programs.

Non-employee directors are granted annually equity-based awards in the form of restricted stock units and related cash amounts upon vesting to defray the corresponding tax liability as follows:

Element	Role/Position
	Lead Directors	Chairperson	Other Directors
Total value (RSU Grant and Cash Offset)	$212,000	$159,000	$132,500
RSU Grant	$132,000	$99,000	$82,500
Cash Offset	$80,000	$60,000	$50,000

These restricted stock unit awards vest 100% on the date of our annual meeting provided that during such year, such director attends at least 75%, collectively, of the meetings of the Board and any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, then 100% of these restricted stock units will vest on the third anniversary of the date of grant. No other equity awards are given to our non-employee directors.

Stock Plans

Amended and Restated 2007 Equity Incentive Plan. Our 2007 Plan was initially adopted by the Board in September 2007 and was initially approved by our stockholders at the September 12, 2007 annual meeting of stockholders. This plan was amended and restated in 2011, to, among other items, increase the number of shares available for issuance under the plan by 8,000,000 shares. The amendment and restatement was approved by our stockholders at the September 7, 2011 annual meeting of stockholders. The 2007 Plan replaced our 1999 Stock Option and Incentive Plan. The 2007 Plan allows us to grant restricted stock units, stock, stock options, and other equity interests to our and our subsidiaries’ employees, officers, directors, consultants, and advisors. Under the 2007 Plan, we may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, restricted stock, and other stock-based awards. Incentive stock options may be granted only to our employees. The maximum number of shares as to which equity awards may be granted under the 2007 Plan as of the Record Date is 5,746,585 shares (subject to certain adjustments under the 2007 Plan), of which no more than 500,000 shares may be granted to any one person in one fiscal year.

The 2007 Plan is administered by our Compensation Committee. Subject to the provisions of the 2007 Plan, our Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award.

Payment of the exercise price of an award may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note, or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant.

The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 2007 Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 2007 Plan shall be free of some or all restrictions.

As of the Record Date, restricted stock units representing 1,884,481 shares of common stock were outstanding.

2011 Employee Stock Purchase Plan. The 2011 Employee Stock Purchase Plan, or the 2011 Purchase Plan was adopted by the Board in June 2011 and was approved by our stockholders at the September 7, 2011 annual meeting of stockholders. A total of 2,500,000 shares of common stock are reserved for issuance under the 2011 Purchase Plan. The 2011 Purchase Plan grants eligible employees the opportunity to purchase our common stock through payroll deductions.

Under the 2011 Purchase Plan, eligible enrolled employees may, during the offering period, purchase shares of common stock through payroll deductions, not to exceed 20% of an individual employee’s compensation during the offering period. The purchase price per share during an offering period is determined by the Board at the beginning of the offering period, but may not be less than 85% of the lesser of the fair market value per share of our common stock on that purchase date or the fair market value per share of our common stock on the first day of the offering period. However, no employee is eligible to participate in the 2011 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.

The Board administers the plan and retains the power to interpret both the 2011 Purchase Plan and the purchase rights granted thereunder, including eligibility to participate and the particular provisions of each offering of rights. The Board, in its sole discretion, has the power to delegate administration of the 2011 Purchase Plan to a committee composed of one or more members of the Board.

As of the Record Date, 2,015,000 shares remain available for purchase under the 2011 Purchase Plan.

The following table sets forth securities authorized for issuance under our stock option plans as of fiscal year ended March 31, 2015:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,929,315	0.00	5,682,319
Equity compensation plans not approved by security holders	—	—	—
Total	1,929,315	0.00	5,682,319

Stock Ownership Policy

In 2010, the Compensation Committee approved a Stock Ownership Policy for certain of the Company’s executive officers and directors. The Stock Ownership Policy states that within four years of the date the policy became effective, or within four years after becoming an executive officer or director, the executive officers and directors will be subject the following stock ownership requirements:

Title	Ownership Guideline(1)
Chief Executive Officer	4x annual base salary
Chief Operating Officer	3x annual base salary
Section 16 Officers who are Senior Vice Presidents	2x annual base salary
Directors	3x annual board retainer

(1)	The ownership guideline for each participant will be converted into a number of shares on the first day of each fiscal year based on the average closing price of a share of NetScout stock for the previous fiscal year.

The Compensation Committee is responsible for monitoring compliance with the guidelines. As of March 31, 2015, each officer and director had met the requirements of the Stock Ownership Policy. Shares that count toward the ownership target include all shares directly or beneficially owned by the director or executive officer, unvested restricted stock units granted under Company’s plans (restricted stock units will be applied toward the ownership requirements based on the value of restricted stock units after taking into account any required share withholding), and shares purchased on the open market.

401(k) Plan

We maintain a 401(k) plan qualified under Section 401 of the Code. All of our U.S. employees who are at least 18 years of age and work at least 20 hours per week are eligible to participate in the 401(k) plan. Under the

401(k) plan, a participant may contribute a maximum of 80% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit, which was $17,500 (or $23,000 for individuals at least 50 years of age) for calendar year 2014 and $18,000 (or $24,000 for individuals at least 50 years of age) for calendar year 2015, to the 401(k) plan. At the discretion of our Board, we may make matching contributions to the 401(k) plan. During the plan year ended December 31, 2014, we matched 50% of employee contributions up to 6% of compensation. Employer contributions vest over four years at a rate of 25% per year of service. In addition, at the discretion of our Board, we may, but have not done so to date, make profit-sharing contributions to the 401(k) plan for all eligible employees.

Employment and Other Agreements

Mr. Singhal assumed the role of Chairman of our Board, effective January 19, 2007. In conjunction with his additional responsibilities, we entered into a new employment agreement with Mr. Singhal, which provides that he will receive an annual base salary of at least $300,000. The employment agreement provides for a three-year term commencing January 19, 2007 with automatic one-year renewals. During the term of this agreement, Mr. Singhal will also be eligible to receive an annual bonus based on Company performance and individual objectives. The employment agreement is terminable at will by either party and provides that if we elect not to renew the agreement for any reason, or if Mr. Singhal’s employment is terminated by us without due cause as defined in the agreement, by Mr. Singhal at any time following the consummation of a sale of the Company, or upon the death or disability of Mr. Singhal, Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,208 per month for seven years. If Mr. Singhal terminates his employment with us for any reason prior to the consummation of a sale of the Company, he is entitled to such lump sum payment. Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s employment agreement was amended in May 2012 to address technical requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

We also entered into amended and restated severance agreements in May 2012, which were amended in January 2015, with our Named Executive Officers other than Mr. Singhal, each of which are described under the heading “Post Termination Compensation” in Compensation Discussion and Analysis below.

Each of these agreements was approved by a majority of our Board and by a majority of the disinterested members of our Board. All future transactions, if any, with our executive officers, directors, and affiliates will be approved in accordance with our related party transaction policy discussed below under “Transactions with Related Persons.”

Potential Payments Upon Termination or Change of Control

The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on March 31, 2015. The information is provided relative to the Named Executive Officer’s termination or change of control arrangements as of the Record Date and assumes such arrangements were actually in effect as of March 31, 2015. The values relating to vesting of stock options and restricted stock unit awards are based upon a per share fair market value of our common stock of $43.85 the closing price reported on the NASDAQ Global Select Market on March 31, 2015, the last trading day of the year ended March 31, 2015. Actual payments made at any future date will vary based on various factors including, salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in following table, we have assumed that the respective Named Executive Officer was terminated on March 31, 2015 and that such arrangements were actually in effect as of such date.

Please refer to the heading “Post Termination Compensation” below in Compensation Discussion and Analysis for a discussion of the particular terms of the applicable termination or change or control arrangements reflected in the table below.

Name	Termination Event*	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)	Vesting of RSUs ($)(4)	Health and Dental Benefits ($)
Anil K. Singhal	Termination without cause by the Company at any time, or termination by Mr. Singhal for any reason prior to or following a change of control	1,400,000	(1)	—	—	200,000

Michael Szabados	Termination without cause or resignation for good reason other than in the context of a change of control	275,000	(2)	—	—	—

	Termination without cause or resignation for good reason within one year following a change of control	575,000	(3)	—	1,245,691	—

Jean Bua	Termination without cause or resignation for good reason other than in the context of a change of control	265,008	(2)	—	—	—

	Termination without cause or resignation for good reason within one year following a change of control	475,008	(3)	—	674,194	—

John W. Downing	Termination without cause or resignation for good reason other than in the context of a change of control	237,500	(2)	—	—	—

	Termination without cause or resignation for good reason within one year following a change of control	550,000	(3)	—	779,127	—

*	All agreements include a clawback provision releasing the Company from its obligation to make additional payments and requiring the relevant executive to repay the Company for amounts paid in the event an investigation by Company reveals the executive engaged in fraudulent, dishonest, or criminal acts. The agreements provide for notice and an opportunity to cure.
(1)	See description of Mr. Singhal’s employment arrangement under “Post-Termination Compensation” for details regarding these potential payments.
(2)	Payments to be made in equal installments over a 12 month period following termination. In the event of death within the 12 month period, payments will be accelerated and made to the deceased’s estate within 30 days.
(3)	Represents one year current base salary plus the prorated amount of the officer’s maximum annual target bonus, based on the months elapsed in the year of termination (which may not be less than 50% of such officer’s maximum annual target bonus). This amount to be paid in equal installments over the 12 month period following termination.
(4)

Upon a termination without cause or a resignation for good reason within one year following a change in control, Ms. Bua and Messrs. Szabados and Downing are entitled to acceleration of certain unvested equity-based awards. All of such unvested equity-based awards with respect to such Named Executive Officers are assumed to have accelerated as of March 31, 2015, the last trading day of the year ended March 31, 2015. There were no outstanding stock options for the Named Executive Officers on March 31, 2015. For vesting of RSUs, the amount shown in this column represents the fair market value of unvested RSUs based on $43.85, the closing price for our common stock on March 31, 2015, the last trading day of the year ended March 31, 2015.

Compensation Discussion and Analysis

Executive Summary

Executive Compensation Overview

The goal of our executive officer compensation program is to retain and reward highly qualified, talented leaders who create long-term stockholder value. Our program is designed to align management’s interests with those of stockholders and to motivate senior executives to increase our long-term growth and profitability while minimizing risks that could result from compensation decisions.

We emphasize pay for performance. For example, Named Executive Officers are not eligible for bonus payments until after our profit objectives are met. Other points that underscore the alignment between stockholders and officer performance include, among other items, no guaranteed bonuses, no tax gross ups, and stock holding requirements.

Business Overview

We are a market leader in service assurance solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. NetScout technology helps these organizations manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively affect users of information technology. By cost-effectively monitoring and managing inherent network complexity, we enable our customers to reduce capital and operational costs without compromising the end user experience while facilitating the evolution toward new computing paradigms, including virtualization, mobility, and cloud. We manufacture and market these products in integrated solutions that are used by commercial enterprises, large governmental agencies and telecommunication service providers worldwide. Our recent strategic acquisition of the Danaher Communications Business discussed below will further expand our total addressable market, strengthen our go-to-market capabilities, and provide greater operational scale to support solid revenue growth, improved profitability, and strong free cash flow generation over the long term.

Corporate Performance Highlights

During the past fiscal year, we continued to expand our business globally and execute on our strategy. In addition to achieving positive financial results for fiscal year 2015, delivering on product innovation initiatives, and expanding our relationships with customers worldwide, we also advanced the strategic acquisition of the Danaher Communications Business, which we believe represents an unprecedented opportunity to strengthen NetScout and position us to deliver enhanced, sustainable stockholder value. The transaction, which was announced on October 13, 2014 and successfully completed on July 14, 2015, will:

•	create a broader portfolio of best-in-class solutions that will roughly double our total addressable market to over $8 billion;

•	accelerate our plans to participate more substantially in growth-oriented market sectors such as cyber intelligence and business intelligence analytics;

•	allow stronger go-to-market capabilities to support a broader, more global and diverse customer base of service provider and enterprise customers; and

•	allow for notable operating synergies arising from our greater scale that will enable us to improve efficiencies across a number of key functional areas, along with the resources necessary to fund continued innovation and key sales, marketing and support programs.

Over the past fiscal year, we met or exceeded our goals as demonstrated by our strong financial performance and ongoing technology leadership. We completed our fiscal year 2015 with strong 14% total revenue growth (GAAP and non-GAAP) and stellar 33% EPS growth, with notable innovations, successful expansion of customer relationships worldwide, and our third consecutive year of solid non-GAAP revenue growth with even stronger profitability growth. Additionally, for fiscal year 2015:

•	product revenue increased 16% year over year (GAAP and non-GAAP), with service revenue up 11% year over year (GAAP and non-GAAP);

•	net income increased year over year 25% GAAP and 31% non-GAAP; and

•	operating margin for the year was 21.3% (GAAP), up from 19.7% the prior fiscal year, with non-GAAP operating margin at 29.5%, compared with 25.4% in the prior fiscal year.

The year was also marked by a number of technical and strategic milestones, including our:

•	ongoing adoption of the flagship nGeniusONE product;

•	continued development of new features and functionality within nGeniusONE as well as innovation with our patented, proprietary Adaptive Service Intelligence technology; and

•	continued market share gains in the service provider market and expansion of NetScout’s business with both government and enterprise customers;

•	advancement of the acquisition of the Danaher Communications Business to completion on July 14, 2015; and

•	development and refinement of plans to integrate the Danaher Communications Business into NetScout in ways that are intended to support the Company’s strategic, operational and financial objectives.

2014 Advisory Vote on Executive Compensation

At the 2014 Annual Meeting, stockholders approved our say-on-pay proposal with 95% of the total votes cast voting in favor. Consistent with the preference of our stockholders, our policy is to hold annual say-on-pay votes. The Compensation Committee considers the results of the advisory vote as it completes its annual review of executive compensation. Given the significant level of stockholder support, the Compensation Committee concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively provides incentives to our Named Executive Officers and other executives to maximize stockholder value and encourages retention of talented Named Executive Officers. Accordingly, the Compensation Committee determined not to make any significant changes as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our Named Executive Officers.

Compensation Governance Highlights

What we do	What we don’t do

☑	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments
☑	Provide reasonable post-employment and change in control provisions	☒	No “single-trigger” change in control benefits
☑	Maintain executive stock ownership guidelines	☒	No tax gross-ups
		☒	No excessive perquisites

Executive Compensation Objectives

We use our compensation program to achieve the following objectives:

•	provide compensation opportunities that attract, motivate, and retain the best talent and highest caliber people possible to serve our customers and achieve our strategic objectives;

•	align management’s interests with our success, by linking compensation and performance, based on the attainment of both Company goals and individual goals and by including long-term equity incentives;

•	increase our revenue, increase our profitability, and accordingly to increase stockholder value;

•	foster an environment of teamwork and shared success among executives and the entire NetScout workforce; and

•	reward effective management of financial and operational risk.

Compensation Philosophy

To achieve our compensation objectives, the Compensation Committee has developed an executive compensation program comprised of the following elements that are further described below under “Elements of Our Executive Compensation Program”: cash compensation in the form of base salary and annual performance-based cash bonuses, long-term incentive awards in the form of equity grants and certain benefits.

The Compensation Committee reviews the program, including elements of compensation, the mix of long-term versus short-term compensation and cash versus equity compensation, over the course of several meetings each year to evaluate whether the program supports our long-term goals. The Compensation Committee considers our past financial performance and future goals, individual performance and experience, and overall compensation levels when making compensation decisions. In addition, the Compensation Committee uses the following principles to guide its decisions regarding executive compensation:

Pay for Performance

Total compensation should reflect a “pay for performance” philosophy in which a substantial portion of executive compensation should be tied to the achievement of performance objectives of both NetScout and the individual. Cash compensation for our Named Executive Officers is heavily weighted toward short-term incentive bonus awards, which in turn are dependent in part upon achievement of Company-wide earnings and revenue targets. Past performance by the executives is considered in determining the size of annual grants of long-term incentive equity awards.

Alignment with Stockholders’ Interests

Total compensation levels should include a component that reflects our overall performance through the use of equity-based awards in order to align executive officer and stockholder interests.

Internal Parity

To the extent practicable, and based on individual performance and position, base salaries and short- and long-term incentive targets for similarly-situated executives within NetScout should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

External Competitiveness

Executives’ total compensation should be competitive with peer companies so that we can attract and retain high performing key executive talent. To achieve this goal within market ranges, our Compensation Committee periodically reviews the compensation practices of other companies in our peer group, as discussed in the “Use of Third Party Data/Peer Group” section below.

Avoidance of Excessive Perquisites

Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

Elements of Our Executive Compensation Program

Compensation for our Named Executive Officers currently consists of three principal elements that are designed to reward performance in a simple and straightforward manner: base salaries, annual performance-based cash bonuses, and long-term equity awards. The purpose and key characteristics of each of these elements are summarized below.

Element	Purpose	Key Characteristics
Base Salary

•   Provides a fixed level of compensation for performing the essential day-to-day elements of the job

•   Reflects each executive officer’s qualifications, experience, and responsibilities compared to executives at similar companies

•   Gives executives a degree of certainty in light of having a majority of their compensation at risk

•   Established near the beginning of each fiscal year and generally set below the median percentage offered to similarly-situated executives in our peer group, consistent with our compensation philosophy of pay for performance

•   Compensation Committee determines base salary levels for Named Executive Officers, and makes recommendations to the Board in the case of our Chief Executive Officer, whose base salary may not be reduced below $300,000 without his consent under the terms of his employment agreement

•   For executive officers other than our Chief Executive Officer, typically determined after considering the evaluations and recommendations made by our Chief Executive Officer, who applies his own judgment in making recommendations after reviewing our performance, the performance of each executive officer against corporate and individual goals, the executive’s career with the Company, the amounts of current and long-term compensation, and special circumstances such as strategic alliances or acquisitions

Element	Purpose	Key Characteristics
Annual Cash Incentive	• Intended to motivate executives to achieve both financial operating goals and individual performance goals, which may include financial and non-financial objectives

•   Target amounts established shortly after the start of each fiscal year, and, consistent with our pay for performance approach, is intended to be at or slightly above the median percentage offered to similarly- situated executives in our peer group, which, upon achievement, makes total compensation comparable to compensation paid to executives at similar companies

•   Corporate performance goals generally consist of Board-approved non-GAAP EPS and non-GAAP revenue targets

•   Executive officers are eligible for bonuses only after NetScout meets or exceeds a Company-wide EPS target, except for Mr. Downing, our SVP Worldwide Sales, whose short-term cash incentive compensation consists of both commissions based on sales and a bonus component

•   If NetScout meets or exceeds the target, as described further below, executive officer bonuses are then determined based on attainment of individual goals, contribution to the Company-wide goals, including revenue, and other criteria as may be determined by the Compensation Committee, such as teamwork, ethical behavior, and adherence to our corporate values and policies

•   Paid annually shortly after the end of the fiscal year to which they relate

Long-Term Equity Incentives	• Motivates executive officers to achieve our business objectives and manage risk by tying compensation to the performance of our common	• Restricted stock unit awards generally vesting over four years; the ultimate value realized varies with our common stock price

Element	Purpose	Key Characteristics

stock over the long term, which aligns the interests of management and stockholders

•   Motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility impacts our stock price

•   Attracts highly qualified individuals who can contribute to our success

•   Generally granted to executive officers at their appointment and then annually, depending upon performance

•   Determined based on each executive’s past performance and internal guidelines, vesting schedules of previously granted equity awards, and the current stock price

•   The Compensation Committee also reviews, with the use of tally sheets, previous equity grants to executive officers and considers the level of outstanding awards as a factor in its determinations

•   To further our long term incentive goals, in 2010 the Compensation Committee approved a Stock Ownership Policy for certain executive officers and directors, as described in this proxy statement under “Stock Ownership Policy”

Other Compensation	• Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers

•   Provides benefits that are common and appropriate for similarly-situated executives of public companies, including health insurance and our 401(k) Plan

•   Executive officers are also eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and bonus and $750,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees. Mr. Singhal is entitled to other benefits discussed below

Executive Compensation Review and Process

General

The Compensation Committee meets at least four times annually to coincide with regularly scheduled Board meetings and usually holds additional meetings during the year. The Compensation Committee met six times during the fiscal year ended March 31, 2015. Each year, the Committee reviews compensation objectives and practices in connection with the annual review and approval of executive officer compensation. The Compensation Committee exercises complete discretion and has ultimate authority with respect to executive compensation matters, except in the case of the compensation of the Chief Executive Officer, which is approved by the full Board after receiving a recommendation from the Compensation Committee.

Role of Senior Management

The Compensation Committee views the compensation determination process as an important opportunity to engage in strategic discussions with the Chief Executive Officer on the appropriate factors and criteria that should be focused on for the attainment of long-term stockholder value. Our Chief Executive Officer often participates in discussions and deliberations regarding the compensation of our executive officers and he provides recommendations with respect to such executives. The other executives do not play a role in determining their compensation, other than in discussing their performance with the Chief Executive Officer and the Chief Operating Officer, who makes his own recommendations to the Chief Executive Officer for the Chief Executive Officer’s consideration. The Chief Operating Officer has no role in determining his own compensation, other than providing the Chief Executive Officer with an assessment of his own performance. Our Chief Executive Officer is not present and does not participate in discussions or deliberations regarding his own compensation, performance, or objectives, whether at Compensation Committee or Board meetings.

Role of Compensation Consultants

In January 2015, our Compensation Committee again engaged Pearl Meyer & Partners, an independent compensation consulting firm, to assist with peer group analysis and to collect compensation information pertaining to executive compensation matters. The Compensation Committee has determined that Pearl Meyer is free from conflicts of interest.

The Compensation Committee may continue to work with compensation consultants during fiscal year 2016 to analyze and consider modifications to our compensation practices. For fiscal year 2015, the process that the Compensation Committee followed, similar to prior years, is described below.

Use of Third Party Data/Peer Group Data

The Compensation Committee determines and periodically reevaluates our peer group based on revenue, market capitalization, net income, number of employees, and similar industry/related technology. Additional factors over the past two years have included revenue growth over one and three years and total stockholder return over one and three years.

In April 2015, the Compensation Committee revised the peer group, based on information provided by the compensation consultant to ensure the relevance of the peer group, but the Committee did not rely specifically on any particular data arising out of the peer group data related to executive compensation in making decisions about compensation for Named Executive Officers.

The Committee considers peer group data as one of several factors when examining and making decisions about officer compensation. The Compensation Committee believes the data are helpful but consider such information as part of a range of factors in determining appropriate compensation levels. Generally, the data are used to confirm that our executives are paid competitively. The comparison is intended to inform the Compensation Committee’s discussion, but it is not intended to determine compensation in any formulaic way. The Compensation Committee looks to the peer data to ensure that we are paying compensation that is reasonably aligned within our peer group companies.

Evaluation of Executive Performance

The Compensation Committee reviews annually, over a series of meetings, the performance and compensation of each of our executive officers. The Compensation Committee takes into account our financial performance and future expectations, individual performance and experience, and overall compensation levels. The Compensation Committee has not typically assigned specific weights, formulas, or rankings to these factors, but instead makes a determination based on consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies, except that the Compensation Committee does place greater emphasis on the achievement of the Company’s overall corporate financial targets in making its determinations and considers those financial targets as shared objectives for all executives.

For those individual goals that are capable of direct measurement, the Compensation Committee considers the percentage of goal achievement taking into account developments during the year, including both internal and external factors affecting the Company. For goals that are qualitative in nature or are not as susceptible to financial or numerical measurement, the Compensation Committee relies primarily on its judgment, knowledge of the business, and information obtained through interactions with management throughout the year, recognizing that qualitative criteria can still be measured as having been achieved or not achieved.

Establishing Performance Goals

The corporate level performance goals and the individual performance goals are normally set shortly after the beginning of each fiscal year. Discussions of next year’s goals typically begin during the fourth quarter of the current fiscal year, in conjunction with management’s development of proposed strategic and operating plans and budget for the next fiscal year. The Compensation Committee endeavors to establish goals for executive officers consistent with the high end of NetScout’s strategic plan, financial goals, and operating budget for the year. Accordingly, the Compensation Committee generally has the expectation that achievement will be difficult though not impossible.

With respect to specific corporate goals, there is a pre-established threshold goal, which is typically a profit target, which the Company must achieve before any payment is made for the fiscal year. Next, the Compensation Committee considers achievement of the Company financial goals, which are typically profit and revenue targets, but the Compensation Committee does not assign specific weights, formulas, or rankings to these goals.

In addition, the Chief Executive Officer works with each executive officer to establish individual annual performance goals and then presents proposed goals for each executive officer to the Compensation Committee for review and evaluation. The Compensation Committee or the Board provides advice and comments on the individual executive goals and approves the goals with any requested changes. Individual executive performance goals are not established or scored in as rigid a manner as the overall corporate level performance goals. The Compensation Committee believes that the Chief Executive Officer is in the best position to evaluate the day to day performance of the executives who report to him and to the Chief Operating Officer, and the Compensation Committee believes that deference to the Chief Executive Officer’s evaluation of such executives and his related recommendations is generally appropriate.

The Committee instead makes a determination of each executive’s compensation based on consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies.

GAAP vs. non-GAAP measures

As disclosed in our press releases regarding annual and quarterly earnings and other communications, we provide financial information using methods in addition to those prescribed by generally accepted accounting principles (GAAP), such as non-GAAP revenue, product revenue, net income, net income per diluted share, and product margin. Our non-GAAP revenue has historically eliminated the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to completed acquisitions including compensation for post-combination services and business development charges, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Management regularly uses supplemental non-GAAP financial measures internally to understand, plan, manage, and evaluate its business and to make operating decisions. Throughout this Compensation Discussion and Analysis section, reference to revenue and EPS targets will be deemed to refer to non-GAAP measures.

Fiscal 2015 Compensation Decisions

Peer Group

For fiscal year 2015, our Compensation Committee reviewed compensation data for a group of small companies and for a group of larger companies, because the Company competes with both groups for employees and because there had been few direct comparison companies at the Company’s then-current size. Those peer companies include the companies listed below, divided into companies that were smaller than NetScout based on revenue, net income, and number of employees and companies that were larger than NetScout based on the same criteria. The revenue and market capitalizations of all peer group companies generally fit within a range of one-third to three times that of NetScout.

In March 2014 and as part of its ongoing review, based on information provided by Pearl Meyer, the Compensation Committee approved a revised peer group for executive compensation purposes. The adoption of the peer group set out below was completed before the Committee and Board’s review and approval of fiscal year 2015 Named Executive Officer base salary and bonus targets and was thus the operative group the Committee considered in considering fiscal year 2015 compensation amounts. This peer group continues to reflect NetScout’s market for executive talent, and the selection criteria included similar industry/related technology and company size, as measured by annual revenue, market capitalization, revenue growth over one and three years and total stockholder return over one and three years. The peer group consists of the following companies:

Small Peer Group	Large Peer Group
Accelrys, Inc.	CommVaults Systems, Inc.
Broadsoft, Inc.	Ixia
Bottomline Technologies (de), Inc.	MicroStrategy, Inc.
Interactive Intelligence Group, Inc.	Pegasystems, Inc.
SolarWinds, Inc.	Riverbed Technology, Inc.
Sonus Networks, Inc.	TIBCO Software, Inc.
Synchronoss Technologies, Inc.	Tyler Technologies, Inc.

As has been the case in prior years, the Compensation Committee concluded for fiscal year 2015 that the peer group data and third party survey data confirmed that overall compensation for NetScout’s executive officers at full plan achievement is generally competitive with that paid to executive officers at similar companies, with an emphasis on target bonus opportunities that if realized result in competitive compensation but if not will result in compensation below market median.

Base Salaries

None of our Named Executive Officers were granted base salary increases for fiscal year 2015, emphasizing our focus on pay for performance by tying earnings significantly to bonus realization.

Mr. Singhal’s current base salary is $325,000 per year. Mr. Singhal entered into an employment agreement dated as of January 3, 2007, as amended, with a three-year term that automatically renews each year unless either party elects to terminate the agreement. The agreement provides for an annual base salary of at least $300,000, which base may be increased as determined by the Compensation Committee and approved by the Board and an annual bonus determined by the Compensation Committee in consultation with Mr. Singhal and also subject to Board approval.

Target Bonus Percentages

As noted, we typically put greater weight toward executives’ short-term cash incentive compensation compared to base salary. In May 2014 the Board approved, based on the recommendation of the Compensation Committee, a fiscal year 2015 target bonus increase of $25,000 for the Chief Executive Officer and the Compensation Committee approved a fiscal year 2015 target bonus increase of $25,000 for each of the other Named Executive Officers.

Corporate Performance Achievement

For fiscal year 2015, the Board established an annual threshold EPS target and annual revenue and EPS goals, on a non-GAAP basis. The threshold target and actual goals are confidential and disclosure of the same could cause competitive harm to NetScout. In light of the significant revenue growth year over year required to achieve the 100% achievement level, the Compensation Committee believed at the time (the beginning of the fiscal year) that bonus achievement at 100% would be difficult, but not impossible. NetScout’s fiscal year 2015 full year bonus achievement for all eligible employees, including executives, was 153%, primarily because the Company significantly exceeded its EPS target and approached its revenue target.

Although the Company-wide bonus accrual was 153%, the Chief Executive Officer determined that full bonus accrual for Named Executive Officers should be 140%, so that more funding would be available for non-executive employees. In other words, the Chief Executive Officer determined that less bonus pool funding should be allocated to his and other Named Executive Officers potential bonus payments, instead reserving those funds for additional payments to non-Named Executive Officers. The Compensation Committee made its decisions on Named Executive Officer compensation based on the somewhat smaller bonus pool for Named Executive Officers.

Individual Performance Achievement

The individual goals for fiscal year 2015 were adopted at the beginning of the fiscal year and are set forth below with respect to each applicable officer. To the extent individual goals include revenue, EPS, bookings, or other financial metrics, strategically sensitive information, or specific technical product information, the data has been omitted given its confidential nature.

The following lists the fiscal year 2015 individual performance goals which the Compensation Committee determined were largely achieved for each Named Executive Officer, and the Board determined was achieved for our Chief Executive Officer, with the understanding that all Named Executive Officers shared the corporate-wide financial goals. For all Named Executive Officers, the Compensation Committee also considered the ongoing development and execution of the Company’s long-term growth strategy, which included the transformative acquisition of the Danaher Communications Business, and ongoing leadership throughout the acquisition and integration process to advance the transaction to a successful conclusion in July 2015 while achieving key near-term strategic, financial and operational objectives, as altered or deferred in some cases by the acquisition.

Specific levels of achievement are set out below.

Anil Singhal, CEO

•	Developed extended strategic plan and organize Board Strategy Day to present, discuss, and approve the plan.

•	Organized quarterly briefings with key departments to support Board education of Company strategy as well as interactions with the next level of management (below Section 16 Officers).

•	Launch of entry into two specified markets (not disclosed here due to nature of information and effect on competition) by the second half of FY 2015 was deferred as a result of the Danaher Communications Business.

Michael Szabados (COO)

•	Expanded market recognition by increasing external messaging relevance, consistency, and intensity to all external audiences. Conducted regular surveys to measure and report progress.

•	Developed staffing model and infrastructure plan to achieve FY 2019 targets at industry leading productivity levels.

•	Drove field enablement by building out dependable training, tool, and content delivery processes with built in quality assurance and feedback mechanisms within a specified time.

•	Delivered major nGeniusONE capabilities completing certain functionality in release 5.3 within a specified time.

John Downing (SVP Worldwide Sales)

•	Achieved greater than specified but undisclosed percentage growth in service providers and the Cable/MSO segments combined.

•	Building sales strategic plan in support of our long term Company strategic plan was substantially accomplished but altered as a result of the acquisition of the Danaher Communications Business.

•	Driving enterprise growth of greater than a certain undisclosed percentage through network performance management and application performance management selling focus, with organizational structure to increase APM selling effectiveness and design and implementation of sales management process to review APM+NPM activities and progress was not accomplished, in part due to change in corporate strategy.

Jean Bua (CFO)

•	Developed IR strategy and capabilities to effectively convey the potential of our NetScout 3.0 strategy to the investment community. Coordinated investor messaging with marketing and employee messaging for complete alignment with the Company’s direction and strategy. Delivered the new messaging at the May Investor Day in New York. Hired VP IR by end of first quarter.

•	Continued the improvement in back office efficiency by progressing to “business intelligence” infrastructure. Developed information/metrics to be delivered along with comparisons and frequency.

•	In conjunction with the business, prepared the financial plan for the next five years for presentation at the September board meeting.

•	Continuing the improvement in back office efficiency by progressing to “business intelligence” infrastructure and developing/delivering information/metrics along with comparisons and frequency before the end of the fiscal year was altered and deferred as a result of the acquisition of the Danaher Communications Business.

Bonus Amounts

As discussed above, we substantially exceeded our annual EPS targets and approached our annual revenue targets, leading to a full year Company-wide bonus accrual of 153%, with the pool for Named Executive Officers set at 140% so as to reserve more funds for non-executive employees, as described in “Corporate Performance

Achievement/Bonus Accrual” above. In determining the bonus amounts for executive officers, the Compensation Committee considered our financial performance and each officer’s non-financial individual goal achievement, experience, and responsibility.

For our Chief Executive Officer, the Compensation Committee considered the amount of incentive compensation that should be paid to him based on consideration of a number of factors that it deemed relevant to his performance in fiscal year 2015. In determining his bonus, the Compensation Committee considered our financial performance and his leadership, ongoing development and execution of the Company’s strategy, and non-financial individual goal achievement, experience, and responsibility.

The Committee considered the level of the Company-wide bonus accrual, in light of the positive results achieved in several areas including:

•	product revenue increase 16% year over year (GAAP and non-GAAP);

•	total revenue increase 14% year over year (GAAP and non-GAAP);

•	net income increase year over year 25% GAAP and 31% non-GAAP;

•	operating margins at 21.3% GAAP and over 29.5% non-GAAP;

•	the continued adoption of the flagship nGeniusOne product;

•	continued market share gains in the service provider market;

•	increasing traction in complementary packet flow switches; and

•	ongoing innovation with the newly-patented Adaptive Session Intelligence technology.

Following review of our overall performance and Mr. Singhal’s attainment of individual objectives, the Committee recommended to the Board that Mr. Singhal be granted a bonus at 140% of his full year $651,000 target bonus that had previously been set at the beginning of the year. Mr. Singhal’s fiscal year 2015 bonus was $911,400.

For the other Named Executive Officers, following review of our overall performance which exceeded annual EPS and approached revenue targets set at the beginning of the year as previously discussed, accrual of the annual corporate-wide bonus pool at 153% of target, and the extent of each officer’s attainment of individual objectives, the Compensation Committee granted bonuses to each of the other Named Executive Officers, other than Mr. Downing, at 140% of total eligible bonus. The total eligible bonuses for Mr. Szabados and Ms. Bua were $300,000 and $210,000, respectively. As noted before, the pool for Named Executive Officers was set at 140% so as to reserve more funds for non-executive employees. The total bonus amounts for all Named Executive Officers are provided in the Summary Compensation Table. The Compensation Committee believed this allocation was appropriate given the roughly comparable performances by such executive officers, mainly within a narrow range to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment. For fiscal year 2015, as it had done in prior years, the Compensation Committee considered the appropriate balance between Mr. Downing’s commission-based incentive and corporate bonus incentive that emphasizes the corporate goals that Mr. Downing was expected to achieve. Mr. Downing’s sales targets for fiscal year 2015 represent confidential information, the disclosure of which would result in harm to our ability to compete. For fiscal year 2015, with respect to the corporate bonus incentive, based on review of his individual performance, the Compensation Committee granted a bonus to Mr. Downing at 100% of target, noting (i) that he did not fully achieve his performance goals, due in part to a change in corporate strategy, and (ii) that he had received commission payment under his sales plan. The total eligible bonus for Mr. Downing, not including commission, was $168,750.

Equity Awards

During fiscal year 2015 the Committee approved restricted stock unit grants to the Named Executive Officers, including the Chief Executive Officer, in an amount equal to 130,600 shares in the aggregate. All grants were made pursuant to the 2007 Plan and vest 25% on the first anniversary of the date of grant with the balance vesting in equal increments annually over the following three years.

The fiscal year 2015 equity awards to the executive officers including the Chief Executive Officer were determined based on numerous factors including existing levels of stock ownership, previous equity grants, vesting schedules, current stock price, place in overall compensation mix, and effectiveness of different elements of compensation in achieving the Company’s compensation goals. The Committee also referred to internal guidelines for equity grants to officers. The guidelines, developed with a review of peer company practices, survey data, and the Committee’s own assessment of reasonable grant amounts, are considered as just one part of the mix of information used to determine equity awards.

Based on the factors described above, the fiscal year 2015 equity awards for each Named Executive Officer, including Mr. Singhal, represented a percentage of the eligible equity amount provided by the guidelines (approximately the same percentage was used for each Named Executive Officer) and resulted in RSUs equal to the following shares of our common stock pursuant to our 2007 Plan. This table also reflects the anniversary grant that we awarded in December 2014, which was a Company-wide RSU award of 200 shares per employee in recognition of the Company’s 30th anniversary, except for Mr. Singhal and except for China-based employees who were given cash equivalents. The anniversary grants are subject to our normal four-year vesting schedule.

Name	RSU Grant (shares)
Anil Singhal	50,000
Michael Szabados	30,200
Jean Bua	25,200
John W. Downing	25,200

The Compensation Committee believes that the foregoing annual grants were appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee felt it was important to ensure that Ms. Bua and Messrs. Szabados and Downing have a significant ongoing equity stake in NetScout so that each has appropriate incentives and has long-term interests are aligned with those of our stockholders.

Other Benefits

NetScout also maintains various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. One exception to this broad-based eligibility is that executive officers at the vice president level and above are eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and bonus and $750,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees.

The Company also offers a 401(k) plan that allows all U.S. employees to invest in a wide array of funds on a pre-tax basis. The 401(k) plan allows U.S. employees to put aside the lesser of 80% of their eligible compensation or $18,000 (or $24,000 for individuals at least 50 years of age) for calendar year 2015. NetScout matches 50% of each employee’s contribution up to 6% of such employee’s annual salary. The matching amount vests 25% per year over four years. After four years of service, the employee match is 100% vested. Employees in the U.S. are eligible to participate on the 401(k) plan on date of hire.

Under his current employment agreement, Mr. Singhal is entitled to the following benefits: disability insurance of no less than 100% of base salary, paid vacation, group life insurance not to exceed $1.5 million, and NetScout’s generally available medical, dental, and vision plans as well as any other benefits generally available to senior executives of NetScout. In addition, NetScout will reimburse Mr. Singhal for tax and estate planning and for leasing and maintaining a car.

Post-Termination Compensation

Mr. Singhal’s employment agreement provides that if any of the following three events occur (1) NetScout terminates Mr. Singhal’s employment for any reason other than due cause (as defined in the agreement), (2) Mr. Singhal terminates his employment for any reason at any time following the consummation of a sale of NetScout, or (3) upon the death or disability of Mr. Singhal, then Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,208 per month for a period of seven years. If Mr. Singhal terminates his employment with NetScout for any reason prior to the consummation of a sale of NetScout, he is entitled to such lump sum payment for the period for which his severance benefits have vested (not to exceed seven years). Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits, including health and dental benefits, are fully vested, and the Company has projected its future payments for this unfunded obligation at approximately $1.6 million in the aggregate. Mr. Singhal’s employment agreement was amended in May 2012 to update certain provisions with respect to the application of Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, but such amendment did not affect any of the provisions described above.

In May 2012, NetScout entered into amended and restated severance agreements with its Named Executive Officers, other than its Chief Executive Officer. These agreements are intended to help NetScout retain key executives and to reinforce the continued attention and dedication of management in event of a change of control and to provide protection so that such executives can act in the best interests of NetScout without distraction. For each of the Named Executive Officers, the amended and restated severance agreements provide certain payments in the event that such officer is terminated without cause (as defined in the applicable agreement) or resigns for good reason (as defined in the applicable agreement) at any time prior to a change in control of NetScout (as defined in the applicable agreement) or within one year thereafter. In such event, such officer will receive 12 months of his or her then current salary, and, if such termination occurs after a change of control, such officer will also receive a prorated amount of his maximum annual target bonus, based on the months elapsed in such year that in any event will not be less than 50% of his or her maximum annual target bonus and accelerated vesting of any outstanding unvested equity awards under the 2007 Plan, or any successor thereto, that would have vested or become exercisable within one year of such termination. In January 2015, the Board approved amendments to such severance agreements to clarify that the acquisition of the Danaher Communications Business would not constitute a change of control of NetScout (as defined in the applicable agreement).

With respect to the severance agreement with Mr. Downing, if such termination occurs after a change of control, such payments will also include accrued but unpaid sales commissions plus a prorated amount of his maximum target sales commissions (without double counting for previously paid commissions) that in any event will not be less than 50% of his maximum target sales commissions.

Each of the amended and restated severance agreements listed above contain a one year initial term with one year automatic renewal terms unless NetScout or the respective executive officer elects not to renew the agreement.

The agreements also contain forfeiture provisions requiring repayment of severance amounts if it is ultimately determined that the executive officer committed certain prohibited conduct while employed by NetScout or materially breached any of the officer’s agreements with NetScout.

Regulatory Requirements

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code NetScout cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limit does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. While our Compensation Committee recognizes the potential benefit to NetScout’s financial performance of the full deductibility of compensation, our Compensation Committee believes that compensating our executive officers in ways that best promote NetScout’s corporate objectives are the more critical objective than fitting constraints imposed under Section 162(m).

Other Key Regulations Affecting Compensation Plans

Post-termination compensation is designed to minimize the effect of additional taxes imposed by Section 409A of the Code.

Management of Risk

Following review and discussion, the Compensation Committee believes that any risks arising from our compensation policies and practices for our employees will not have a material adverse effect on NetScout. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

•	We provide executives with a reasonable base salary. We believe these base salary levels mitigate risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics.

•	We use a mixture of compensation elements that is intended to discourage short-term risk taking. Further, the executive team overall has a long tenure and significant experience, enabling it to deal with business cycles.

•	Short term incentives in the form of annual performance bonus payouts are generally established at 100% of the target amount, unless the Compensation Committee or the Board determines that extraordinary performance warrants a higher payout, a process that the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks.

•	Equity incentive awards are generally granted annually and generally vest over four years, so executives have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term. As noted, there are Stock Holding Guidelines designed to reinforce that long-term view.

•	We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward risk-taking. The Compensation Committee retains discretion to adjust compensation based on adherence to our values and compliance with programs, among other things.

Report of Compensation Committee of the Board of Directors2

The Compensation Committee has reviewed the Compensation Discussion and Analysis portion of this proxy statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the CD&A portion of this proxy statement be included in NetScout’s proxy statement and incorporated into NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015. This report is provided by the following independent directors, who comprise the Compensation Committee:

Joseph G. Hadzima, Chair

Victor A. DeMarines

Robert E. Donahue

Christopher Perretta

[2]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Hadzima, DeMarines, Donahue or Perretta was, during the past fiscal year, an officer or employee of the Company or any of our subsidiaries, was formerly an officer of the Company or any of our subsidiaries, or had any relationship with us requiring disclosure herein. During the past fiscal year, none of our executive officers served as:

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, of whose executive officers served on our Compensation Committee;

•	a director of another entity, one of whose executive officers served on our Compensation Committee; or

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

Transactions with Related Persons

The Company has a written policy with respect to “Related Persons Transactions.” Except as specifically provided below, all “Related Person Transactions” require approval or ratification by either our Audit Committee (provided that the transaction involves terms comparable to terms that could be obtained from unrelated third parties), the majority of independent members of our Board, or, in the case of transactions that involve compensation, our Compensation Committee or a majority of our Board. Like other Company policies, our Policy with respect to Related Person Transactions is managed on a day to day basis by our management team, including our General Counsel, and to the extent necessary, related matters are discussed with our Board (or a committee thereof) or our outside counsel.

For NetScout, a “Related Person Transaction” is broadly defined as any transaction between NetScout and any Related Person (as defined below), including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act, unless (i) such transaction is available to all of our employees generally, (ii) if such transaction, when aggregated with any other transactions with such person during such fiscal year, involves less than $5,000 or (iii) such transaction is carried out in the ordinary course of the Company’s business after arms-length negotiation in which the Related Person is not involved.

A “Related Person” means:

i.	a director or executive officer of NetScout, as well as any nominee for director proposed to be elected at the next annual meeting of stockholders;

ii.	a stockholder owning in excess of five percent of NetScout (or its controlled affiliates);

iii.	an immediate family member of the persons listed in i and ii above (“immediate family” as defined under Item 404 of Regulation S-K under the Securities Exchange Act of 1934); and

iv.	an entity which is owned or controlled by someone listed in i, ii, or iii above, or an entity in which someone listed in i, ii, or iii above has a substantial ownership interest or control of such entity.

Our Board has determined that our Audit Committee is generally best suited to review and approve Related Person Transactions. If Audit Committee approval is not possible (because it involves terms that are not comparable to terms that could be obtained from unrelated third parties or because of logistical difficulties), or if a transaction involves compensation, such approval may be obtained as provided above. Such Related Person Transactions may be presented for approval or preliminarily entered into by our management subject to ratification by the applicable committee or our Board, provided that if ratification does not occur, our management is obliged to take all reasonable efforts to cancel or annul such transaction. Transactions with Related Persons other than our management cannot be entered into on a preliminary basis.

In determining whether or not to approve a Related Person Transaction, the applicable committee or our Board will also consider whether such transaction would affect the status of a member of our Board as an “independent director” as promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any exchange upon which our securities are traded, or any governmental or regulatory body exercising authority over us. If the result of any such Related Person Transaction is that a majority of our Board would no longer be deemed to be “independent directors” then such transaction will not be approved. Other than as described under “Employment and Other Agreements” and “Post Termination Compensation” above, the Company is not party to any Related Person Transactions with respect to the fiscal year ended March 31, 2015.

The following describes relationships arising out of the acquisition of the Danaher Communications Business and the election of Mr. Lico to NetScout’s Board. On October 12, 2014, the Company entered into the Merger Agreement with Danaher, Potomac Holding LLC, a wholly-owned subsidiary of Danaher (“Newco”), RS Merger Sub I., Inc. and RS Merger Sub II, LLC. In addition, the Company, Danaher and Newco entered into a Separation and Distribution Agreement, dated as of October 12, 2014 (the “Distribution Agreement”), providing for the transfer by Danaher to Newco of certain assets and liabilities of the Danaher Communications Business, including Tektronix Communications, Arbor Networks and certain parts of Fluke Networks Enterprise, but excluding Danaher’s data communications cable installation business and its communication service provider (field and test tools systems) business. As used herein, the term “Transactions” refers to the transactions contemplated by the Merger Agreement, Distribution Agreement and any other documents referred to in or contemplated by the Merger Agreement and the Distribution Agreement.

On July 14, 2015 (“Closing Date”), the Transactions were consummated pursuant to the Merger Agreement and the Distribution Agreement. Pursuant to the Merger Agreement, each issued and outstanding Newco common unit was converted into the right to receive one share of NetScout common stock and the Danaher Communications Business became a subsidiary of NetScout. The Company issued approximately 62,500,000 shares of its common stock to the former holders of Newco common units, together with cash in lieu of fractional shares.

In connection with the Transactions, James A. Lico was elected to NetScout’s board of directors as a Class I director, and, pursuant to the Merger Agreement has been nominated for re-election at the Annual Meeting. Mr. Lico is Danaher’s Executive Vice President and is a holder of Danaher common stock. In the Transactions, Mr. Lico participated in the exchange offer commenced by Danaher on May 14, 2015 (the “Exchange Offer”) on the same terms applicable to all other Danaher stockholders. Based on the closing prices of NetScout and Danaher common stock on July 13, 2015 (the last trading day prior to the closing of the Transactions), Mr. Lico tendered $183,128.00 worth of Danaher common stock and received $184,228.66 worth of NetScout common stock, plus cash in lieu of fractional shares, in the Exchange Offer. In connection with the Transactions, the Company entered into or assumed obligations under various ancillary agreements with Danaher, including a Commercial Lease Agreement and Transition Services Agreement. Under the Commercial Lease Agreement, in addition to paying all costs and expenses relating to the premises, the Company is obligated to pay Danaher or one of its subsidiaries base rent during the first two lease years of $984,000 per annum and during the third lease year, of $3,000,000 per annum. The Transition Services Agreement provides for payment for services on a schedule-by-schedule basis, and the terms and costs of such services vary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock, or collectively, Reporting Persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended March 31, 2015 and written representations from certain Reporting Persons, we believe that all Section 16(a) filing requirements were complied with on a timely basis during the fiscal year ended March 31, 2015, with the exception of Jean A. Bua, Michael Szabados, and John Downing, who each filed a Form 4 on April 9, 2015 reporting respective grants of 200 RSUs occurring on December 11, 2014.

AUDITORS FEES AND SERVICES

The following sets forth the aggregate fees billed to us by our independent registered public accounting firm during the fiscal years ended March 31, 2015 and 2014:

Audit Fees

Fees for audit services were approximately $740,526 and $702,400 for the fiscal years ended March 31, 2015 and 2014, respectively, including fees associated with the integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, and statutory audits required of our foreign subsidiaries.

Audit-Related Fees

Fees for audit-related services were approximately $501,893 and $16,500 for the fiscal years ended March 31, 2015 and 2014, respectively, including fees associated with services related to review of accounting for significant transactions.

Tax Fees

Total fees for tax services were approximately $92,520 and $134,278 for the fiscal years ended March 31, 2015 and 2014, respectively, consisting of tax compliance and preparation fees and other domestic and international tax advisory services.

All Other Fees

Total all other fees were approximately $1,123,650 and $41,000 for the fiscal years ended March 31, 2015 and March 31, 2014, respectively, consisting of fees related to accounting due diligence, training and research services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by our Audit Committee before it may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by our Audit Committee. The Audit Committee delegated authority to management to approve expense items up to $50,000 provided all such amounts are reported to the Audit Committee. All of the audit-related, tax, and all other services provided by our independent registered public accounting firm in fiscal years 2015 and 2014 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in fiscal years 2015 and 2014 were reviewed with our Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

EXPENSES AND SOLICITATION

We will bear the cost of solicitation of proxies, and, in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have our stock registered in the names of a nominee, and, if so, will reimburse such banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, or telegraph following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. We will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

Appendix A

NETSCOUT SYSTEMS, INC.

2007 EQUITY INCENTIVE PLAN

Effective Date of Plan Adoption: September 12, 2007

Termination Date: July 5, 2025

1	Purpose and Eligibility

The purpose of this 2007 Equity Incentive Plan (the “Plan”) of NetScout Systems, Inc. (the “Company”) is to provide restricted stock units, stock, stock options, and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 9.

2	Administration

2.1 Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

2.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

2.3 Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3	Stock Available for Awards

3.1 Type of Security; Number of Shares. Subject to adjustment under Section 3.3, the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 18,656,693 shares, plus any shares that become available for subsequent issuance under the Plan from time to time pursuant to Section 3.1.1 (the “Returning Shares”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to Sections 3.1.1 and 3.1.2, the number of shares available for issuance under the Plan shall be reduced by: (i) one share for each share of Common Stock issued pursuant to (A) an Option with respect to which the exercise price is at least 100% of the fair market value of the underlying Common Stock on the date of grant, or (B) a stock appreciation right with respect to which the strike price is at least 100% of the fair market value of the underlying Common Stock on the date of grant; and (ii) (A) one share for each share of Common Stock issued pursuant to an Award other than an Option or stock appreciation right described in Section 3.1(i) above, which Award was granted prior to March 31, 2011 and (B) two shares for each share of Common Stock issued pursuant to an Award other than an Option or stock appreciation right described in Section 3.1(i) above, which Award was granted on or after March 31, 2011.

3.1.1 Shares Available for Subsequent Issuance. If any Award (i) expires or otherwise terminates without all of the shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset)

the number of shares of Common Stock that may be available for issuance pursuant to the Plan. If any shares of Common Stock issued pursuant to an Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to an Award other than an Option or stock appreciation right described in Section 3.1(i) above and such share of Common Stock becomes available for issuance under the Plan pursuant to this Section 3.1.1, then the number of shares of Common Stock available for issuance under the Plan shall increase by one share with respect to shares that become available for issuance prior to March 31, 2011 and two shares with respect to shares that become available for issuance on or after March 31, 2011. Also, each share reacquired or withheld (or not issued) by the Company pursuant to Section 8.6 in connection with an Award other than an Option or stock appreciation right described in Section 3.1(i) above shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by one share with respect to shares that become available for issuance prior to March 31, 2011 and two shares with respect to shares that become available for issuance on or after March 31, 2011.

3.1.2 Shares Not Available for Subsequent Issuance. If any shares are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of an Option or stock appreciation right described in Section 3.1(i) above (including any shares subject to such Option or stock appreciation right that are not delivered to a Participant because such Option or stock appreciation right is exercised through a reduction of shares subject to such Option or stock appreciation right (i.e., “net exercised”)), the number of shares that are reacquired or withheld (or not issued) shall no longer be available for issuance under the Plan. Also, any shares reacquired or withheld (or not issued) by the Company pursuant to Section 8.6 in connection with an Option or stock appreciation right described in Section 3.1(i) above shall no longer be available for issuance under the Plan. For clarification, however, each share reacquired or withheld (or not issued) by the Company pursuant to Section 8.6 in connection with an Award other than an Option or stock appreciation right described in Section 3.1(i) above shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan as described in Section 3.1.1 above. In addition, any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or stock appreciation right described in Section 3.1(i) above shall not be available for issuance under the Plan.

Notwithstanding the foregoing, in no event will the cumulative number of shares that may be issued under the Plan exceed 18,656,693 shares, plus the Returning Shares.

3.2 Per-Participant Limit. Subject to adjustment under Section 3.3, no Participant may be granted Awards during any one fiscal year of the Company with respect to more than 500,000 shares of Common Stock.

3.3 Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event (an “Extraordinary Capitalization Event”), (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted (or substituted Awards may be made) by the Board in a proportionate and equitable manner to the extent that such Extraordinary Capitalization Event increases or decreases the actual outstanding shares of Common Stock as of immediately prior to such Extraordinary Capitalization Event.

4	Stock Options

4.1 General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

4.2 Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonqualified Stock Option”.

4.3 Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement; provided that the exercise price shall not be less than the fair market value of the Common Stock on the date of grant. The exercise price with respect to an Incentive Stock Option granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the fair market value of the Common Stock on the date of grant.

4.4 Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided that no Option shall expire later than 10 years from its date of grant, and no Incentive Stock Option granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall expire later than 5 years from its date of grant.

4.5 Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4.6 for the number of shares for which the Option is exercised.

4.6 Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

4.6.1 by check payable to the order of the Company;

4.6.2 except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

4.6.3 to the extent explicitly provided in the applicable option agreement and not otherwise prohibited by applicable law, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

4.7 No Repricing or Cancellation and Re-Grant of Awards. Other than in connection with a change in the Company’s capitalization (as described in Section 3.3), (i) the exercise price of an Option or the strike price of a stock appreciation right may not be reduced, and (ii) no Option or stock appreciation right that has an exercise price or strike price greater than the then-current fair market value of the Common Stock may be cancelled in exchange for cash or other Awards under the Plan, in each case unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

5	Restricted Stock

5.1 Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

5.2 Terms and Conditions. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6	Restricted Stock Units

The Board may grant Awards entitling recipients to receive shares of Common Stock (each, a “Restricted Stock Unit Award”), subject to any terms and conditions established for such Awards. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Unit Award and such terms and conditions will be reflected in the applicable Restricted Stock Unit Award agreement.

7	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, or other stock units. Any stock appreciation rights granted under the Plan will have an exercise price not less than the fair market value of the Common Stock on the date of grant and will have a maximum term of ten years from the date of grant.

8	General Provisions Applicable to Awards

8.1 Transferability of Awards.

8.1.1 Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, except as set forth in Section 8.1.2 below, during the life of the Participant, shall be exercisable only by the Participant. An Award may not be transferred for consideration. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

8.1.2 During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding anything to the contrary in this

Section 8.1, the Board may in its discretion permit a Participant who has received a Nonqualified Stock Option to transfer the Nonqualified Stock Option to a member of the Immediate Family (as hereinafter defined) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

8.2 Documentation. Each Award under the Plan (other than a grant of stock with no restrictions) shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

8.3 Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

8.4 Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

8.5 Acquisition of the Company.

8.5.1 Consequences of an Acquisition.

8.5.1.A Unless otherwise expressly provided in the applicable Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8.5.1.A, also the “Board”) shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring entity or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, (x) provide that one or more Options must be exercised, to the extent then exercisable or to become exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate or (y) terminate one or more Options in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) of the shares subject to such Options (to the extent then exercisable or to become exercisable as a result of the Acquisition) over the exercise price thereof.

8.5.1.B An “Acquisition” shall mean the consummation of any of the following events: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board, provided, however, that no Acquisition (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Acquisition actually occur.

8.5.2 Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

8.6 Withholding. Each Participant shall pay to the Company or an employing Subsidiary, or make provisions satisfactory to the Company or an employing Subsidiary for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement) to the extent permitted by law; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. The Company or an employing Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

8.7 Amendment of Awards. Subject to Section 4.7, the Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option; provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. In no event, however, shall an Option or stock appreciation right be exercised after the expiration of ten years from the date of grant (or five years from the date of grant, with respect to any Incentive Stock Option granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate).

8.8 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.9 Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.10 Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 9.5, to obtain favorable tax treatment for such Participants, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to a Committee thereof.

9	Miscellaneous

9.1 Definitions.

9.1.1 “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

9.1.2 “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of NetScout Systems, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of NetScout Systems, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Subsidiary” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

9.1.3 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

9.1.4 “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

9.1.5 “Exchange Act” means the Exchange Act of 1934, as amended.

9.2 No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

9.3 No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

9.4 Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the stockholders of the Company. No Awards shall be granted under the Plan after July 5, 2025, but Awards previously granted may extend beyond that date.

9.5 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that without approval of the Company’s stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 3.3, or the aggregate number of shares of Common Stock that may be issued to any single person in a period; (ii) change in the class of persons eligible to receive Awards under the Plan; or (iii) other change in the Plan that requires stockholder approval under applicable law or stock exchange rules.

9.6 Section 409A of the Internal Revenue Code. The Awards granted pursuant to the Plan are intended to avoid the potential adverse tax consequences to Participants of Section 409A of the Code, and the Board may in its sole discretion make such modifications to any Award agreement pursuant to the Plan as it deems necessary or advisable to avoid such adverse tax consequences.

9.7 Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

9.8 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

9.9 Section 16 Matters. With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board, or any Committee thereof, fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board.

SAMPLE

NETSCOUT

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE
DESIGNATION (IF ANY)
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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., ET, on September 21, 2015.

Vote by Internet

- Go to **www.www.envisionreports.com/NTCT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

1. To elect three members nominated by our Board to the Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 - Victor A. DeMarines	☐	☐	02 - Vincent J. Mullarkey	☐	☐	03 - James A. Lico	☐	☐

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.) PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 4 4 4 3 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

024VWF

SAMPLE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: www.edocumentview.com/NTCT

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NETSCOUT™

Proxy — NETSCOUT SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 22, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal and Jean Bua, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 22, 2015, at 10:00 a.m. local time, at NetScout Systems Inc., 310 Littleton Road, Westford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 28, 2015, a copy of which has been received by the undersigned.

(Continued and to be marked, dated and signed, on the other side)

SAMPLE

NETSCOUT

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

1. To elect three members nominated by our Board to the Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Withhold
01 - Victor A. DeMarines	☐	☐
02 - Vincent J. Mullarkey	☐	☐
03 - James A. Lico	☐	☐

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.) PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 4 4 4 3 3 2

024VXF

SAMPLE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: www.edocumentview.com/NTCT

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NETSCOUT

Proxy — NETSCOUT SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 22, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal and Jean Bua, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 22, 2015, at 10:00 a.m. local time, at NetScout Systems Inc., 310 Littleton Road, Westford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 28, 2015, a copy of which has been received by the undersigned.

(Continued and to be marked, dated and signed, on the other side)